UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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Illumina, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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5200 Illumina Way
San Diego, California 92122
April 10, 2013
Dear Stockholder:
You are cordially invited to participate in the 2013 Annual Meeting of Stockholders of Illumina, Inc., which will be held on Wednesday, May 29, 2013, at 10:00 a.m. Pacific Time. As we did for our meetings in 2010 and 2011, this year’s annual meeting will be a completely virtual meeting of stockholders.

To participate, vote, or submit questions during the annual meeting via live webcast, please visit www.virtualshareholdermeeting.com/ilmn2013. You will not be able to attend the annual meeting in person.

We are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process will expedite stockholders’ receipt of the materials, lower the costs of our annual meeting, and conserve natural resources. On or about April 10, 2013, we will mail to our stockholders a notice containing instructions on how to access our 2013 Proxy Statement and our 2012 Annual Report on Form 10-K and how to vote by phone or online. The notice also will include instructions on how you can receive a paper copy of the proxy materials, including the notice of annual meeting, 2013 Proxy Statement, and proxy card. If you received your proxy materials by mail, the notice of annual meeting, 2013 Proxy Statement, and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contained voting instructions and links to the 2013 Proxy Statement and 2012 Annual Report on Form 10-K on the Internet. We encourage you to read our 2012 Annual Report on Form 10-K, which includes information on our operations, products, and services, as well as our audited financial statements.
Of particular importance this year is Proposal 4, which requests stockholder approval of an amendment to our 2005 Stock and Incentive Plan under which we grant equity to our employees. Equity is a fundamental part of our compensation philosophy, and our success is dependent, in large part, on our ability to attract, retain, and motivate high-performing employees. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our employees, including our executives, with those of our stockholders. We take a disciplined approach to the management of our compensation programs. We have proactively managed the overall affordability of our equity compensation programs to prevent dilutive effects to our stockholders and have returned a significant amount of cash to our stockholders through stock repurchases. We believe that the proposed amendment to our 2005 Stock and Incentive Plan is essential to our ability to achieve our objectives and to continue to create long-term value for our stockholders. Therefore, Illumina’s Board of Directors strongly urges you to vote “FOR” this proposal.
In addition to the proposed amendment to our 2005 Stock and Incentive Plan, the agenda for this year’s annual meeting includes the following items:

Agenda Item	Board Recommendation
Election of three director nominees	FOR

Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR

Advisory vote on executive compensation	FOR

Please refer to the 2013 Proxy Statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge you to cast your vote as soon as possible.

Sincerely,

JAY T. FLATLEY
President and Chief Executive Officer

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	59
OTHER MATTERS	59
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	60
STOCKHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING	60
HOUSEHOLDING	60
WHERE YOU CAN FIND MORE INFORMATION	60
EXHIBIT A	A- 1

5200 Illumina Way San Diego, California 92122
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. (Pacific Time) on Wednesday, May 29, 2013

PLACE	Online only at: www.virtualshareholdermeeting.com/ilmn2013
You will not be able to attend the annual meeting in person.

MEETING ADMISSION
To participate, vote, or submit questions during the annual meeting via live webcast, please visit www.virtualshareholdermeeting.com/ilmn2013 and be sure to have your 12-digit control number (included in your Notice of Internet Availability of Proxy Materials).

AGENDA
(1)   Elect three nominees to the Board of Directors;

(2)   Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013;

(3)   Hold an advisory vote to approve the compensation of the “named executive officers” as disclosed in the Proxy Statement;

(4)   Approve an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan; and

(5)   Transact such other business as may properly come before the meeting by or at the direction of the Board of Directors and any adjournment or postponement thereof.

RECORD DATE	April 2, 2013

VOTING
Please vote as soon as possible to record your vote promptly, even if you plan to participate in the meeting via live webcast. Your broker will NOT be able to vote your shares with respect to the election of directors or amending our 2005 Stock and Incentive Plan if you have not given your broker specific instructions to do so. We strongly encourage you to vote. You have three options for submitting your vote before the annual meeting:

•Internet;

•Phone; or

•Mail

WHETHER OR NOT YOU PLAN TO PARTICIPATE IN THE MEETING VIA LIVE WEBCAST, PLEASE CAST YOUR VOTE AS PROMPTLY AS POSSIBLE. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM.

By Order of the Board of Directors

Christian G. Cabou Senior Vice President, General Counsel & Secretary

San Diego, California
April 10, 2013

i

ILLUMINA, INC.
5200 Illumina Way
San Diego, California 92122
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 29, 2013
We are providing these proxy materials in connection with Illumina, Inc.’s 2013 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction card, and our 2012 Annual Report on Form 10-K were first made available to stockholders on or about April 10, 2013. This proxy statement contains important information for you to consider when deciding how to vote on each of the matters to be acted upon at the annual meeting. Please read it carefully.

INTERNET AVAILABILITY OF PROXY MATERIALS
We are furnishing proxy materials to our stockholders primarily on the Internet rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote via the Internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
This proxy statement and our 2012 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, if you have not received a paper copy of our proxy materials and would like to receive one for the annual meeting or for future stockholder meetings, you may request copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	By Internet: go to www.proxyvote.com and follow the instructions; or

•
By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.

PARTICIPATING IN THE ANNUAL MEETING
We will be hosting the annual meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can listen to the meeting and participate live via webcast at www.virtualshareholdermeeting.com/ilmn2013

•	Webcast will begin at 10:00 a.m., Pacific Time, on May 29, 2013

•	Stockholders may vote and submit questions during the meeting via live webcast

•	Please have your 12-digit control number to enter the meeting

•	If you do not have your 12-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting

•	Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2013

•	Questions regarding how to connect and participate via the Internet will be answered by calling 1-855-449-0991 on the day before the meeting and the day of the meeting

•	Webcast replay of the meeting will be available until 11:59 p.m. Eastern Time on May 28, 2014 at www.virtualshareholdermeeting.com/ilmn2013

ABOUT THE 2013 ANNUAL MEETING

Can I attend the annual meeting?
We will be hosting the 2013 annual meeting live via the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to and participate in the annual meeting live via the Internet at www.virtualshareholdermeeting.com/ilmn2013. The webcast will start at 10:00 a.m., Pacific Time, on May 29, 2013. Stockholders may vote and submit questions while connected to the annual meeting on the Internet.
What do I need in order to be able to participate in the annual meeting online?
You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ilmn2013. If you do not have your 12-digit control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions during the meeting.
What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the matters described in this proxy statement. In addition, following the meeting, management will report on the performance of Illumina and respond to questions from stockholders.
What am I voting on at the annual meeting?
Stockholders will be asked to vote on four proposals. The proposals are to:

(1)
Elect the two director nominees named in this proxy statement to hold office for three years until the 2016 annual meeting of stockholders and elect the one director nominee named in this proxy statement to hold office for one year until the 2014 annual meeting of stockholders;

(2)	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013;

(3)	Hold an advisory vote on executive compensation; and

(4)	Approve an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan.

Could other matters be decided at the annual meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to come before the annual meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.
What is the recommendation of the Board on each of the matters scheduled to be voted on at the annual meeting?
The Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year (Proposal 2);

•	FOR the approval, on an advisory basis, of the compensation of the “named executive officers” as disclosed in this proxy statement (Proposal 3); and

•	FOR the approval of an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan (Proposal 4).

Who can vote at the annual meeting?
Only holders of our common stock as of April 2, 2013, the record date, or such holders’ proxies are entitled to notice of and to vote on the matters listed in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. At the close of business on the record date, there were 124,279,487 shares of common stock outstanding and entitled to vote. You have one vote for each share of common stock that you hold. A list of stockholders entitled to vote at the annual meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the annual meeting, and during the annual meeting such list will be available for examination at www.virtualshareholdermeeting.com/ilmn2013.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of Record. You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent.
Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “What will happen if I do not vote my shares?” below for additional information.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

•
Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 28, 2013.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2013.

•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 28, 2013, to be voted at the annual meeting.

•	During the Annual Meeting. Instructions on how to vote while participating in our annual meeting live via the Internet are posted at www.virtualshareholdermeeting.com/ilmn2013.

The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during our annual meeting.
Can I revoke or change my vote after I submit my proxy?
Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the annual meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 28, 2013, will be counted;

•	participating in the annual meeting live via the Internet and voting again; or

•	delivering a written revocation to our Corporate Secretary at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, before the annual meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.
What will happen if I do not vote my shares?
Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet before the annual meeting, or during the annual meeting via live webcast, your shares will not be voted at the annual meeting.
Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those matters on which it has discretion to vote. Under the rules of the New York Stock Exchange, or NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3, and 4. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2. The broker’s inability to vote on non-discretionary matters for which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Please see “What is a ‘broker non-vote’?” below for more information.
What is a “broker non-vote”?
The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Global Select Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. Under current NYSE interpretations, Proposals 1, 3, and 4 are considered non-discretionary matters and Proposal 2 is considered a discretionary matter.
What is the effect of a broker non-vote?
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 3, and 4).

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about April 10, 2013, we will mail the Notice of Internet Availability of Proxy Materials to our stockholders who held shares at the close of business on the record date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our 2012 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.
What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?
If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote and what are the voting deadlines?” above.
How is a quorum obtained, and why is a quorum required?
We will hold the annual meeting if a quorum is present. A quorum will be present if holders of a majority of the outstanding shares of common stock entitled to vote on a matter at the annual meeting are present or represented by proxy at the meeting. As of the close of business on the record date, we had 124,279,487 shares of common stock outstanding and entitled to vote at the annual meeting, meaning that 62,139,744 shares of common stock must be represented in person or by proxy to have a quorum. If a quorum is not present at the annual meeting, the meeting may be adjourned from time to time until a quorum is obtained. If you are a stockholder of record and submit a proxy, your shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this proxy statement and listed on the proxy card. If your shares are held in the name of your broker or other nominee, and you do not tell your broker or other nominee how to vote your shares, these shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

How many votes are required to approve each proposal?

Proposal	Vote Required	Votes that May be Cast	Board of Directors’ Recommendation

Proposal 1 — Election of three nominees to the Board of Directors	Plurality of votes cast The three directors who receive the most votes will be elected
FOR ALL nominees

WITHHOLD ALL nominees

FOR ALL EXCEPT those specific nominees from whom you WITHHOLD your vote

A withhold vote will have the same effect as an abstention

However, neither an abstention nor a withhold vote will affect the outcome of the election
FOR ALL

Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	FOR

Proposal 3 — Advisory vote to approve the compensation of the “named executive officers” as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	FOR

Proposal 4 — Approval of an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan to increase the number of shares available for issuance by 5,000,000 shares and to extend the termination date of the plan until June 28, 2016
	Majority of the shares present in person or represented by proxy and entitled to vote on the proposal	FOR AGAINST ABSTAIN If you abstain from voting on this proposal, the abstention will have the same effect as an against vote	FOR

How can I find the voting results of the annual meeting?
Preliminary results will be announced at the annual meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who is conducting this proxy solicitation?
Illumina’s Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the annual meeting. Solicitation may be made by our directors, officers, and selected other Illumina employees telephonically, electronically, or by other means of communication, and by Innisfree M&A Incorporated, whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers, and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Innisfree M&A Incorporated will receive a fee of $17,500, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

COMPANY INFORMATION AND MAILING ADDRESS
We were incorporated in California in April 1998 and reincorporated in Delaware in July 2000. Our principal executive offices are located at 5200 Illumina Way, San Diego, California 92122. Our telephone number is (858) 202-4500. Our website address is www.illumina.com.
References in this proxy statement to “Illumina,” “Company,” “we,” “us,” and “our” refer to Illumina, Inc. and our consolidated subsidiaries, unless the context requires otherwise. Information on our website is not incorporated into this proxy statement.

PROPOSAL 1:
ELECTION OF DIRECTORS
General
Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board of Directors currently consists of the following ten directors, having terms expiring at the respective annual meetings of stockholders noted below:

2013 Annual Meeting	2014 Annual Meeting	2015 Annual Meeting

Robert S. Epstein, M.D. Paul C. Grint, M.D. Gerald Möller, Ph.D. David R. Walt, Ph.D.	Daniel M. Bradbury Robert S. Epstein, M.D. Roy A. Whitfield	A. Blaine Bowman Karin Eastham, CPA Jay T. Flatley William H. Rastetter, Ph.D.
Election of Two Directors to Hold Office for Three Years until the 2016 Annual Meeting of Stockholders
As previously announced, on March 14, 2013 Dr. Paul C. Grint notified the Company that he would retire from the Board and would not stand for re-election at the annual meeting. In light of Dr. Grint’s decision to retire from the Board, the Board of Directors intends to reduce the number of authorized directors of the Company from ten to nine, effective as of immediately prior to the annual meeting.
Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated for election at the annual meeting the following slate of two nominees to hold office for three years until the annual meeting of stockholders in the year 2016 and until their successors are duly elected and qualified:

•	Gerald Möller, Ph.D.

•	David R. Walt, Ph.D.

Election of One Director to Hold Office for One Year until the 2014 Annual Meeting of Stockholders
Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated for election at the annual meeting the following nominee to hold office for one year until the annual meeting of stockholders in the year 2014 and until his successor is duly elected and qualified:

•	Robert S. Epstein, M.D.

Dr. Epstein was appointed to the Board of Directors in November 2012 to fill a newly created position. In accordance with our Corporate Governance Guidelines, any new director appointed to fill a newly created position on the Board of Directors is assigned to a particular class of directors and is required to stand for election by our stockholders at the first annual meeting of stockholders following such appointment, whether or not the other members of the class of directors to which he or she was appointed are otherwise standing for election at such annual meeting. At the time of his appointment, Dr. Epstein was assigned to the same class of directors composed of Messrs. Bradbury and Whitfield. Accordingly, Dr. Epstein is standing for election at the annual meeting to hold office for one year until the annual meeting of stockholders in the year 2014 and until his successor is duly elected and qualified.
Additional Information
For more information about each nominee and each of the other directors serving on our Board of Directors, please see “Information about Directors” in this proxy statement. Each of the Board of Director nominees is currently serving as a director. These nominees have agreed to serve if elected, and management has no reason to believe that such nominees will be unable to serve. In the event any of these nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancy. The persons designated as proxies on the form of proxy card attached to this proxy statement intend to vote such proxy FOR the election of each of the three nominees named above, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of these nominees.
Vote Required for Approval
A plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of directors. The three nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to the Board of Directors. You may not vote for more individuals than the number nominated. In addition, stockholders may not cumulate votes in the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 29, 2013, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Before selecting Ernst & Young LLP, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that, based on Ernst & Young LLP’s prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by Ernst & Young LLP would impair Ernst & Young LLP’s independence and concluded that they did not. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Vote Required for Approval
Stockholder ratification is not required for making such appointment for the fiscal year ending December 29, 2013, because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders do not approve the appointment of Ernst & Young LLP. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Rule 14a-21(a) of the Securities Exchange Act of 1934, we are seeking an advisory vote to approve the compensation of the named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Following the 2011 annual meeting of stockholders, and consistent with results of the advisory vote on executive compensation taken by our stockholders at that meeting, the Board of Directors adopted a policy to submit this advisory vote to the stockholders on an annual basis. Accordingly, stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the compensation paid to Illumina’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 42 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 54 through 57, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.
Vote Required for Approval
The advisory resolution set forth above, commonly referred to as a “say-on-pay” resolution, is not binding on the Board of Directors. Although not binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation. Approval of the advisory resolution set forth above requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF ILLUMINA’S NAMED EXECUTIVE OFFICERS

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ILLUMINA, INC. 2005 STOCK AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 5,000,000 SHARES AND TO EXTEND THE TERMINATION DATE OF THE PLAN UNTIL JUNE 28, 2016

The Board of Directors, based on the recommendation of the Compensation Committee, has approved an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan, subject to approval of our stockholders at the annual meeting, to (1) authorize an additional 5,000,000 shares under the 2005 Stock and Incentive Plan and (2) extend the term of the 2005 Stock and Incentive Plan to June 28, 2016. In connection with its review of this proposal, the Compensation Committee considered the information described below and the key objectives of attracting and retaining high caliber staff that have been critical to the growth of the business and creating value for our shareholders.
The 2005 Stock and Incentive Plan is an essential element of our total rewards strategy and our ability to reward and retain eligible employees and our non-employee directors. The Board of Directors believes that the 2005 Stock and Incentive Plan is in the best interest of stockholders and Illumina, as equity awards granted under the plan help to attract, motivate, and retain talented, key employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. The following summary of major features of the 2005 Stock and Incentive Plan is qualified in its entirety by reference to the actual text of the 2005 Stock and Incentive Plan, set forth as Exhibit A.
If the amendment to the 2005 Stock and Incentive Plan is approved by our stockholders, it will become immediately effective as of May 29, 2013, with approximately 6.8 million shares available for future awards. This excludes any shares that will become available again under the 2005 Stock and Incentive Plan in connection with forfeited, lapsed, or terminated awards during such period. We expect that if the amendment to the 2005 Stock and Incentive Plan is approved by our stockholders, the additional shares will be sufficient to allow us to make equity awards in the amounts we believe are necessary for the next three years.

The Board of Directors recommends that our stockholders vote for the approval of the amendment to the 2005 Stock and Incentive Plan for the reasons discussed below.

Proposed Amendment

•	Authorize an additional 5,000,000 shares under the 2005 Stock and Incentive Plan.

•	Extend the term of the 2005 Stock and Incentive Plan from June 28, 2015 to June 28, 2016.

Why Should You Vote to Approve the Proposed Amendment?

•
We must attract, retain, and motivate high-performers. The ability to issue equity is fundamental to our compensation strategy. Our continued success is dependent, in large part, on our ability to deliver market relevant compensation to attract, retain, and motivate the most talented personnel with expertise in molecular biology, chemistry, biological information processing, sales, marketing, and technical support. We compete for qualified management and scientific personnel with other life science companies, universities, and research institutions, particularly those focusing on genomics. Competition for these individuals, particularly in the San Diego and San Francisco area, is intense, and the turnover rate can be high. Failure to attract and retain management and scientific personnel would prevent us from developing our products or technologies and impede our creation of stockholder value.

•
We use equity compensation to align employee and stockholder interests.  Equity compensation is a critical means of aligning the interests of our employees with those of our stockholders. Our employees, particularly our senior executives, whose equity is tied to Company and individual performance, are motivated under our current equity compensation plans to drive the business to maximize returns over the long-term. We believe this, in part, has resulted in the long-term value we have created for our stockholders, as evidenced by our total stockholder returns over the last three- and five-year periods, which in each case, has significantly outperformed our peers and the market. During 2012, the Compensation Committee took steps to further strengthen the alignment of equity compensation for executive officers with stockholder interests by replacing annual stock option grants with performance stock units (PSUs) that vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period.

•
We have a disciplined annual share granting practice. Our burn rate has averaged 3.7% over the past three years and 3.9% over the past five years. During the last five years, our burn rate has ranged between 3.4% and 4.9%. We tightly manage who among our employees is granted equity. The vast majority of the equity awards are granted to our highest performing employees and senior executives. These are also the employees who will have the greatest impact on our continued success and creation of stockholder value. As a result, over the past three years the number of shares granted pursuant to equity awards has remained stable even as the number of employees has increased 36.2%.

•
We proactively manage our outstanding shares and share granting practice to mitigate dilution. Over the last five years, our ratio of share repurchases to share issuances, excluding the impact of dilution and share repurchases in connection with our convertible debt and associated warrants, has resulted in a net increase of only 1% to our weighted average diluted shares.  We expect to continue to mitigate the impact of future equity awards by continuing to engage in share repurchases, depending on market conditions and the Company's then-current and anticipated cash needs.

Background on Equity Compensation at Illumina

Illumina grants equity awards to a significant portion of our employees annually to attract, motivate, and retain talented, key employees, link employee compensation with company performance, and maintain a culture based on employee stock ownership. In 2012, we granted 2.4 million shares under the 2005 Stock and Incentive Plan, of which 431,653 shares, or 17.7%, were awarded to our named executive officers, whose compensation is discussed in the “Compensation Discussion and Analysis” section of this proxy statement; 129,920 shares or 5.3%, were awarded to our non-employee directors; and the remaining 1.9 million shares, or 76.9%, were awarded to our broad-based employee population.
Since 2009, our broad-based employee population has received restricted stock units (RSUs) exclusively. This allows us to maintain a broad-based equity program using fewer shares that provide more stable value, while maintaining employee and stockholder alignment. For employees with higher levels of responsibility (Vice President-level and above), through 2011 we used a combination of RSUs and stock options; however, during 2012, the Compensation Committee approved changes to the long-term equity incentive compensation program for our executive officers that placed greater emphasis on performance-based long-term incentives by replacing annual stock option grants with performance stock units (PSUs) that vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period. At the end of the three-year performance period, the number of shares issued upon vesting will range from 50% to 150% of the number of shares specified in the PSU agreement, depending on performance relative to the earnings per share objectives approved by the Compensation Committee. As an employee's level of responsibility increases, the percentage of PSUs is a greater portion of the equity grant, equating to more at-risk compensation. This at-risk compensation provides management with a strong incentive to improve Illumina's performance and create stockholder value. For more information on our PSU program, see “Compensation Discussion and Analysis; Long Term Equity Compensation; Performance Stock Units.”
Over the past three years, the average annual dilution from our equity programs was 2.9% (2.6% in 2012).  We define dilution as the total equity awards granted less cancellations, divided by the weighted average common shares outstanding.  We manage our long-term dilution goal by limiting the number of equity awards that we grant annually, commonly referred to as burn rate.  Burn rate differs from dilution, as it does not account for equity awards that have been cancelled.  Over the past three years, our annual burn rate has averaged 3.7% (3.4% in 2012), and we regularly monitor the practices of our peers and guidance provided from institutional investors and corporate governance advisors, such as ISS, to ensure that we appropriately manage our burn rate.
An additional metric that we use to measure the cumulative impact of our equity program is overhang (equity awards outstanding but not exercised, plus equity awards available to be granted, divided by total common shares outstanding at the end of the year) and in 2012 our overhang was 13.0%. Over the last three years, our overhang has decreased in part, because of our move to replace stock options with PSUs, which reduces overhang as fewer shares are granted to maintain the value previously granted as stock options.
Equity Compensation Plan Information
The following table presents information about shares of our common stock that may be issued under our equity compensation plans, including compensation plans that were approved by our stockholders as well as compensation plans that were not approved by our stockholders. Information in the table is as of December 30, 2012.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted-Average Exercise Price per Share of Outstanding Options and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	11,780,796	(1)	31.15	(2)	18,501,848	(3)
Equity compensation plans not approved by security holders	817,042	(4)	41.33	(2)	N/A	(5)
Total	12,597,838		32.10	(2)	18,501,848

(1)
Represents 7,533,645 shares issuable upon exercise of options, 3,659,963 shares issuable under restricted stock unit awards, and 587,188 shares issuable under performance stock unit awards. Options outstanding include 370,975 options with a weighted-average exercise price of $19.11 that were assumed in connection with corporate acquisitions.

(2)	RSUs have been excluded for purposes of computing weighted-average exercise price.

(3)
Includes 3,064,963 shares available for grant under our 2005 Stock and Incentive Plan and 15,406,126 shares available for grant under our 2000 Employee Stock Purchase Plan, and 30,759 shares available for grant under the assumed Solexa Plan.

(4)	Represents options granted under our New Hire Stock and Incentive Plan.

(5)	There is no set number of shares reserved for issuance under the New Hire Stock and Incentive Plan.

Key Terms of the 2005 Stock and Incentive Plan (as amended)
The following is a summary of the key provisions of the Illumina, Inc. 2005 Stock and Incentive Plan, as amended and restated herein pending stockholder approval:

Plan Term:	June 28, 2005 to June 28, 2016
Plan Administrator:	Illumina's Board of Directors or any designated committee.
Eligible Participants:	Where legally eligible to participate, our employees, consultants, and non-employee directors, in each case who are selected by, or under guidelines approved by, the Board of Directors
Shares Authorized:	28,084,716 over the term of the plan, subject to adjustment only to reflect stock splits and similar events
Share-Based Award Types (available to all eligible participants, including non-employee directors):	(1) Stock options (2) Stock grants (including restricted stock) (3) Stock units (including restricted stock units (“RSUs”)) (4) Stock appreciation rights

Stock Options:
Stock options granted under the 2005 Stock and Incentive Plan may be, non-qualified stock options or incentive stock options (“ISOs”), as described in Section 422 of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes (or other types of options in jurisdictions outside the United States), as evidenced by the related award agreements. Options granted will be subject to the following terms and conditions and to such other terms and conditions as the Committee determines.

Exercise Price; Term. Stock options will have a purchase price per share (“exercise price”) that is not less than the fair market value of a share on the date of grant and will be exercisable at such time and upon such terms and conditions as may be determined by the Committee. Stock options will have a term no longer than ten years.

Exercise of Stock Options. Except as otherwise provided in an award agreement, a stock option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The purchase price for the shares as to which a stock option is exercised shall be paid in full no later than the time when the option is deemed exercised and before shares are delivered following the exercise of the stock option.

ISOs. The Committee may grant stock options under the 2005 Stock and Incentive Plan that are intended to be ISOs. No ISO will have a per share exercise price of less than the fair market value of a share on the date granted or have a term in excess of ten years. However, no ISO may be granted to any participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of Illumina stock, unless:

• the exercise price for the ISO is at least 110% of the fair market value of a share on the date the ISO is granted, and

• the date on which the ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.

All stock options granted under the 2005 Stock and Incentive Plan are intended to be nonqualified stock options, unless the applicable award agreement expressly states that the stock option is intended to be an ISO. If a stock option is intended to be an ISO, and if for any reason the stock option (or portion thereof) does not qualify as an ISO, then, to the extent of the non-qualification, the stock option (or portion thereof) will be regarded as a nonqualified stock option, provided that the stock option (or portion thereof) otherwise complies with the requirements relating to nonqualified stock options.

Stock Grants and Stock Units:
The plan administrator may grant awards of shares, awards of restricted shares, and awards of RSUs representing the right to receive a share, and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares (collectively, “other share-based awards”). These other share-based awards will be in such form, and dependent on such conditions, as the plan administrator determines. This includes, without limitation, the right to receive one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. Other share-based awards may be granted alone or in addition to any other awards granted under the 2005 Stock and Incentive Plan. The plan administrator will determine:

• to whom and when other share-based awards will be made,

• the number of shares to be awarded under (or otherwise related to) these other share-based awards,

• whether these other share-based awards will be settled in cash, shares or a combination of cash and shares, and

• all other terms and conditions of the other share-based awards (including, without limitation, their vesting provisions, any required payments to be received from participants and other provisions ensuring that all shares so awarded and issued be fully paid and non-assessable).

Stock Appreciation Rights:
The plan administrator may grant a share appreciation right either alone or in addition to any other awards granted under the 2005 Stock and Incentive Plan. A stock appreciation right represents a right to receive cash and/or shares based on a change in the fair market value of a specific number of shares.

Not Permitted:
Once issued and outstanding, the exercise price of any stock option may not be reduced at any time during the term of such stock option nor may a stock option be cancelled and exchanged for a new stock option with a lower exercise price.

Eligibility under Section 162(m) of the Tax Code
Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be based on stock price appreciation (in the case of stock options or stock appreciation rights) or on one or more of the following factors (in the case of stock grants (including restricted stock) and stock units (including RSUs), each of which may be adjusted as provided in the plan:

•	cash flow;

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);

•	earnings per share;

•	growth in earnings or earnings per share;

•	stock price;

•	return on equity or average stockholders' equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	market share;

•	contract awards or backlog;

•	overhead or other expense reduction;

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index;

•	credit rating;

•	strategic plan development and implementation (including individual performance objectives that relate to achievement of the company's or any business unit's strategic plan);

•	improvement in workforce diversity, and

•	any other similar criteria as may be determined by the plan administrator.

To the extent that an award under the 2005 Stock and Incentive Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance criteria can include the achievement of such performance objectives as determined by the plan administrator.
Amendments Requiring Stockholder Approval
The Board of Directors may terminate, amend, or suspend the 2005 Stock and Incentive Plan, provided that no action is taken by the Board (except those described in “Adjustments” below) without stockholder approval to:

•	increase the number of shares that may be issued under the 2005 Stock and Incentive Plan;

•	grant stock options at less than the market value;

•	reprice, repurchase, or exchange underwater stock options or stock appreciation rights;

•	extend the term of the 2005 Stock and Incentive Plan;

•	change the class of persons eligible to participate in the 2005 Stock and Incentive Plan; or

•	otherwise implement any amendment required to be approved by stockholders under the NASDAQ rules.

Adjustments
In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction affecting our common stock, the plan administrator will equitably adjust the number and kind of shares available for grant under the 2005 Stock and Incentive Plan, and subject to the various limitations set forth in the 2005 Stock and Incentive Plan, the number and kind of shares subject to outstanding awards under the 2005 Stock and Incentive Plan, and the exercise or settlement price of outstanding stock options and of other awards.
The impact of a merger or other reorganization of Illumina on outstanding awards granted under the 2005 Stock and Incentive Plan will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2005 Stock and Incentive Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.
Federal Income Tax Information
The following summary briefly describes current U.S. federal income tax consequences of rights under the 2005 Stock and Incentive Plan. However, the summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state, or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the 2005 Stock and Incentive Plan should consult their own professional tax advisors concerning tax aspects of rights under the 2005 Stock and Incentive Plan and should be aware that tax laws may change at any time.
Stock Options
An employee to whom an ISO that qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the employee upon option exercise). No federal income tax deduction will be allowable to us upon the grant or exercise of such ISO.
When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and we will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.
An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee's gross income, and the employee's holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, we or one of our affiliates will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.
Restricted Shares
Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted shares will have no immediate tax consequences to the participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted share agreement between the participant and the Company), a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of our common stock on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted shares, multiplied by (2) the number of restricted shares with respect to which restrictions lapse on such date. The participant's tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted shares. The participant's holding period will commence on the date on which the restrictions lapse.
A participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted shares to recognize ordinary income on the date of award based on the fair market value of our common stock on such date. An employee making such an election will have a tax basis in the restricted shares equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted shares, and the employee's holding period for such restricted shares for tax purposes will commence on the date after such date.

With respect to restricted shares upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.
Restricted Share Units
A participant to whom an RSU is granted generally will not recognize income at the time of grant. Upon delivery of a share of our common stock in respect of an RSU, a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of our common stock on the date on which shares are delivered, multiplied by (2) the number of shares of common stock delivered. The participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise. Subject to applicable provisions of the Code and regulations thereunder, we or one of our affiliates will generally be entitled to a federal income tax deduction in respect of the vesting of restricted stock units in an amount equal to the ordinary compensation income recognized by the employee.
Other Share-based Awards
With respect to other share-based awards paid in cash or shares of common stock, participants will generally recognize income equal to the fair market value of the shares of common stock or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant.
Code Section 409A
Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2005 Stock and Incentive Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the plan administrator intends to administer and operate the 2005 Stock and Incentive Plan and establish terms with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event we are required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under Section 409A, we will deliver such shares (or make such payment) on the first day that would not result in the participant incurring any tax liability under Section 409A.
Resolution
The text of the resolution in respect of Proposal 4 is as follows:
RESOLVED, that approval be and is hereby given to the adoption by Illumina, Inc. of an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan to (1)  increase the number of shares available for issuance under the 2005 Stock and Incentive Plan by 5,000,000 shares and (2) extend the termination date of the 2005 Stock and Incentive Plan until June 28, 2016.

Vote Required for Approval
The affirmative “FOR” vote of a majority of shares present in person or represented by proxy and entitled to vote on Proposal 4 is required to approve Proposal 4. If you abstain from voting on this proposal, the abstention will have the same effect as an against vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE FOREGOING RESOLUTION TO AMEND THE ILLUMINA, INC. 2005 STOCK AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 5,000,000 SHARES AND TO EXTEND THE TERMINATION DATE OF THE PLAN UNTIL JUNE 28, 2016

INFORMATION ABOUT DIRECTORS
The following table sets forth the names, ages, committee assignments, and positions of our directors as of April 10, 2013. Our directors’ respective backgrounds and a discussion of the specific experience, qualifications, attributes, or skills of our directors that led the Board of Directors to conclude that each such person should serve as director are described following the table. Effective immediately following the 2013 annual meeting of stockholders, the Board of Directors has determined that the Chairman of the Board will be limited to serving on no more than one Board committee of the Chairman’s choosing and as a non-voting, ex officio member of all other Board committees. Pursuant to instruction 3 of Item 401 to Regulation S-K, information with respect to Dr. Paul C. Grint is not included in this section because, as previously announced, Dr. Grint will retire from the Board of Directors effective at the annual meeting.

Name	Age	Position with Company
William H. Rastetter, Ph.D.(1)(2)(3)	64	Chairman of the Board
Jay T. Flatley	60	Director; President and Chief Executive Officer
A. Blaine Bowman(1)	66	Director
Daniel M. Bradbury(1)(2)	51	Director
Karin Eastham, CPA(1)(3)	63	Director
Robert S. Epstein, M.D.(4)	57	Director
Gerald Möller, Ph.D.(4)	69	Director
David R. Walt, Ph.D.(3)	60	Director
Roy A. Whitfield(2)	59	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating/Corporate Governance Committee

(4)	Member of the Diagnostics Advisory Committee

William H. Rastetter, Ph.D., has been a director since November 1998 and Chairman of the Board since January 2005. Dr. Rastetter is a co-founder of Receptos, Inc., a privately-held drug discovery and development company, and has been serving as Chairman of the Board since 2009. Dr. Rastetter serves as Chairman of Neurocrine Biosciences, Inc., a NASDAQ-listed biopharmaceutical company focused on neurological and endocrine diseases and disorders, a director of Regulus Therapeutics, Inc., a NASDAQ-listed biopharmaceutical company, and Chairman of Fate Therapeutics, a privately-held company focused on developing stem cell therapeutics. Dr. Rastetter served as a partner of Venrock Associates, a venture capital company from 2006 until February 2013. From 2007 to 2009, Dr. Rastetter was Chief Executive Officer and the Executive Chairman of Apoptos, Inc., a privately-held oncology research and development company, which was acquired by Receptos in 2009. At the end of 2005, Dr. Rastetter retired as the Executive Chairman of Biogen Idec Inc., a biopharmaceutical company. He had served in this position since the merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation in 2003. He served as Chief Executive Officer of IDEC Pharmaceuticals, a biotechnology company, from 1986 to 2003 and as Chairman of its Board of Directors from 1996 to 2003. Additionally, he served as President of IDEC Pharmaceuticals from 1986 to 2002, and as Chief Financial Officer from 1988 to 1993. From 1982 to 1986, Dr. Rastetter served in various positions at Genentech, Inc., a biotechnology company, and previously he was an associate professor at the Massachusetts Institute of Technology. Dr. Rastetter holds an S.B. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University.
In selecting Dr. Rastetter as a past nominee for election to the Board of Directors, the Board considered, among other things, Dr. Rastetter’s scientific and technical expertise combined with his business experience in leading rapidly growing companies in the life science industry. Our continued growth is dependent on scientific and technical advances, and the Board of Directors believes that Dr. Rastetter offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Rastetter’s board and executive leadership experience at other life sciences companies provides valuable strategic and governance insight to the Board of Directors as a whole.
Jay T. Flatley has served as our President and Chief Executive Officer and as a director since October 1999. Prior to joining Illumina, Mr. Flatley was co-founder, President, Chief Executive Officer, and a director of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from

1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. He served in various other positions of increasing responsibility with Molecular Dynamics from 1987 to 1994. From 1985 to 1987, Mr. Flatley was Vice President of Engineering and Vice President of Strategic Planning at Plexus Computers, a UNIX computer company. Mr. Flatley also serves as a director of Coherent, Inc., a NASDAQ-listed provider of photonics-based solutions to commercial and scientific research markets. Mr. Flatley holds a B.A. in Economics from Claremont McKenna College and a B.S. and M.S. in Industrial Engineering from Stanford University.

In selecting Mr. Flatley as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Flatley’s experience in leading and managing our remarkable growth and development. The Board of Directors believes that Mr. Flatley, through his long experience with the Company and his prior executive and board experience with Molecular Dynamics, Inc., contributes to the Board’s understanding of the needs of our customers, the markets in which we compete, and the risks and opportunities associated with our product development and technological advances.
A. Blaine Bowman has been a director since January 2007. Mr. Bowman was formerly the Chairman, President, and Chief Executive Officer of Dionex Corporation, a NASDAQ-listed manufacturer of analytical instruments. Mr. Bowman retired as President and Chief Executive Officer of Dionex in 2002 and as Chairman of the Board in 2005, and he remained a director of Dionex until its sale to Thermo Fisher Scientific Inc. in 2011. He joined Dionex in 1977 and was named President and Chief Executive Officer in 1980. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company, a management consulting firm, and a product engineer with Motorola Semiconductor Products Division, a communication equipment company. Mr. Bowman also serves as a director of Altera Corporation, a NASDAQ-listed provider of programmable logic solutions, and ProteinSimple, a privately-held life sciences company focused on protein research through the use of nanoproteomics. He also served as a past director of Molecular Devices Corporation, a NASDAQ-listed supplier of instruments and consumables for life science researchers, from 1985 until its sale to MDS Inc. in 2007, and of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Bowman received his B.S. in Physics from Brigham Young University and an M.B.A. from Stanford University.
In selecting Mr. Bowman as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bowman’s understanding of highly technical manufacturing processes associated with scientific instruments, his business leadership experience, and his deep understanding of operational financial issues. We design and manufacture our products, many of which are sophisticated scientific instruments used by scientists and researchers. The Board of Directors believes that Mr. Bowman contributes to the Board’s understanding of the needs of our customers and the risks associated with our manufacturing processes. In addition, Mr. Bowman’s experience as a management consultant and chief executive officer of a scientific equipment manufacturer contributes to the Board’s strategic understanding and review of our business opportunities. Mr. Bowman also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market and associated product development issues.
Daniel M. Bradbury has been a director since January 2004. Mr. Bradbury served as Chief Executive Officer of Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2007 until its acquisition by Bristol-Myers-Squibb Company in 2012. From 2006 until 2012, he was a member of Amylin’s board of directors and served on its Finance and Risk Management Committee. Mr. Bradbury also served as Amylin’s President (2006-2007), Chief Operating Officer (2003-2006), and Executive Vice President (2000-2003). He joined Amylin in 1994 and also held officer-level positions in Corporate Development and Marketing. From 1984 to 1994, Mr. Bradbury held a number of sales and marketing positions at SmithKline Beecham Pharmaceuticals, a global pharmaceutical manufacturer. Mr. Bradbury serves as a director of Corcept Therapeutics Incorporated, a NASDAQ-listed biopharmaceutical company, Geron Corporation, a NASDAQ-listed biopharmaceutical company, BioMed Realty Trust, Inc., a NYSE-listed real estate investment trust, and Castle Biosciences Inc., a privately-held molecular diagnostics company. Mr. Bradbury also serves on the BioMed Ventures Advisory Committee, the Investor Growth Capital Advisory Committee, the Keck Graduate Institute’s Board of Trustees, the UCSD Rady School of Management’s Advisory Council, the University of Miami’s Innovation Corporate Advisory Council, and the University of Miami’s Diabetes Research Institute Corporate Advisory Council. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.
In selecting Mr. Bradbury as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Bradbury’s management and governance experience in the biopharmaceutical industry gained primarily through his involvement in leading the rapid growth and development of Amylin. The Board of

Directors believes that Mr. Bradbury contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Bradbury’s experience successfully commercializing pharmaceutical products contributes to the Board’s understanding of the risks and opportunities associated with new product development in an industry regulated by the U.S. Food and Drug Administration.
Karin Eastham, CPA, has been a director since July 2004. Ms. Eastham serves on the boards of directors for several life science companies. From May 2004 to September 2008, she served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation, a biotechnology company. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, a biopharmaceutical company, from 1976 to 1988. Ms. Eastham also serves as a director for MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company; Geron Corporation, a NASDAQ-listed biopharmaceutical company; Trius Therapeutics, Inc., a NASDAQ-listed biopharmaceutical company; and Veracyte, Inc., a privately-held molecular diagnostics company. Ms. Eastham also served as a past director of Amylin Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2005 until its sale to Bristol-Myers-Squibb Company in 2012; Genoptix, Inc., a NASDAQ-listed provider of specialized diagnostic laboratory services, from 2008 until its sale to Novartis AG in 2011; Tercica, Inc., a NASDAQ-listed biopharmaceutical company, from 2003 until its sale to Beaufour Ipsen Pharma in 2008; and SGX Pharmaceuticals, Inc., a NASDAQ-listed biopharmaceutical company, from 2005 until its sale to Eli Lilly and Company in 2008. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.
In selecting Ms. Eastham as a past nominee for election to the Board of Directors, the Board considered, among other things, Ms. Eastham’s understanding of biomedical research institutions combined with her business leadership and finance experience. A significant portion of our customers includes biomedical research institutions, and the Board of Directors believes that Ms. Eastham provides the Board with greater insight into the needs of such institutions. Ms. Eastham also contributes to the Board’s understanding of governance and strategy for life sciences companies through her experience as a director in our industry. Additionally, Ms. Eastham’s extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, also provide the appropriate skills to serve on our Board of Directors.
Robert S. Epstein, M.D., has been a director since November 2012. Dr. Epstein is an epidemiologist who worked in public health and academia before joining the private sector. From 2010 to 2012, Dr. Epstein was Chief R&D Officer and President of Medco-UBC, a 2,400 person global research organization focused on conducting personalized medicine, health economics, drug safety, outcomes, and comparative effectiveness research on behalf of the biopharmaceutical, medical device, and diagnostics industries. Prior to this role, Dr. Epstein was Medco’s Chief Medical Officer for 13 years, where he led formulary development, clinical guideline development, drug information services, personalized medicine program development, and client analytics and reporting. Dr. Epstein is also the former President of the International Society of Pharmacoeconomics and Outcomes Research (ISPOR), and has served on the board of directors of the Drug Information Association (DIA) and the International Society of Quality of Life. Dr. Epstein serves as a director of AVEO Pharmaceuticals, Inc., a NASDAQ-listed cancer therapeutics company, and Proteus Digital Health, a privately-held healthcare technology company. Dr. Epstein has published more than 75 peer-reviewed medical articles and book chapters and serves as a reviewer for several influential medical journals, including the New England Journal of Medicine and JAMA (The Journal of the American Medical Association). Dr. Epstein received his medical degree and B.S. in Biomedical Science from the University of Michigan and an M.S. in preventative medicine from the University of Maryland.
In selecting Dr. Epstein as a nominee for election to the Board of Directors, the Board considered, among other things, Dr. Epstein’s in-depth experience and practical knowledge of how molecular diagnostic tests are reimbursed and the issues raised by payors and other evidentiary authorities. As our technology and products are increasingly utilized in molecular diagnostics and clinical settings, Dr. Epstein’s experience will contribute to the Board’s understanding of these markets and the risks and opportunities associated with operating in markets regulated by the U.S. Food and Drug Administration.
Gerald Möller, Ph.D., has been a director since July 2010. Dr. Möller is currently an advisor at HBM Bio Ventures AG, a Swiss investment firm focusing on biotechnology, emerging pharmaceutical, medical technology, and related industries. Previously, Dr. Möller spent 23 years at Boehringer Mannheim in Germany, Japan, and the United States, where he held a number of leadership positions, including president of Decentralized Diagnostics, president of Advanced Diagnostics and Biochemicals, and chief executive officer of Boehringer Mannheim Therapeutics. In 1995 he became chief executive officer of the worldwide Boehringer Mannheim Group. Following Boehringer’s acquisition by Roche in 1998, Dr. Möller became head of Global Development and Strategic Marketing, Pharmaceuticals, and a member of the Executive Committee at Hoffmann LaRoche where he served until the end of 1998. In addition to Illumina, Dr. Möller sits on several life sciences and diagnostics boards, including Morphosys AG, a Frankfurt Stock Exchange-listed biotechnology company; Bionostics, Inc., a privately-held developer and manufacturer of calibrators and quality control products for diabetes diagnostics test systems; Invendo-Medical GmbH, a privately-held medical technology company; Adrenomed AG, a privately-held biopharmaceutical company; and Definiens AG, a privately-held provider of image analysis for digital pathology. Dr. Möller served as a past director of Vivacta Limited, a privately-held medical diagnostics company, until its sale to Novartis AG in December 2012. Dr. Möller also is vice-chairman of the Foundation for Innovative New Diagnostics (FIND), a product development and implementation partnership financed in part by the Bill & Melinda Gates Foundation. He holds a Ph.D. in physical chemistry from the University of Kiel in Germany.
In selecting Dr. Möller as a nominee for election to the Board of Directors, the Board considered, among other things, Dr. Möller’s product development and diagnostics expertise gained from more than 30 years of leadership and strategic experience at global pharmaceutical and life science companies. The Board of Directors believes that Dr. Möller’s diagnostics experience, in particular, contributes to the Board’s understanding of the growing diagnostics market and the opportunity and risks associated with such market.
David R. Walt, Ph.D., is one of our founders and has been a director and Chairman of our Scientific Advisory Board since June 1998. Dr. Walt has been the Robinson Professor of Chemistry at Tufts University since 1995 and has been a Howard Hughes Medical Institute Professor since 2006. Dr. Walt is a Member of the National Academy of Engineering, a Fellow of the American Institute of Medical and Biological Engineers, and a Fellow of the American Association for the Advancement of Science. Dr. Walt has published over 250 papers and is named as an inventor or co-inventor of over 60 patents, many of which are directed to our micro-array products. He also serves as a board member for Quanterix, Inc., a privately-held company focused on single molecule analysis for clinical diagnostics, and AuraSense, LLC, a privately-held company focused on developing therapeutic agents based on spherical nucleic acids. Dr. Walt holds a B.S. in Chemistry from the University of Michigan and received his Ph.D. in Chemical Biology from SUNY at Stony Brook.
In selecting Dr. Walt as nominee for election to the Board of Directors, the Board considered, among other things, Dr. Walt’s scientific and technical expertise combined with his understanding of the markets that we serve. Our continued growth is dependent on scientific and technical advances, and the Board believes that Dr. Walt offers both strategic and technical insight into the risks and opportunities associated with our business. In addition, Dr. Walt’s academic and research experience provides the Board of Directors with valuable insight into the needs of our customers, many of which are scientific research institutions, and the opportunities associated with serving the research market.
Roy A. Whitfield has been a director since January 2007. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation (formerly Incyte Genomics), a NASDAQ-listed drug discovery and development company he co-founded in 1991. From 1993 to 2001, Mr. Whitfield served as its Chief Executive Officer and, from November 2001 until his retirement in June 2003, as its Chairman. Mr. Whitfield remains on the board of Incyte Corporation. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Earlier, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. In addition to serving on the Incyte Board, since 2000 he has served as a director of Nektar Therapeutics, a NASDAQ-listed clinical-stage biopharmaceutical company, and he also serves as a director of Station X Inc., a privately-held developer of software products for analyzing large-scale human genome information. Mr. Whitfield also served as a past director of Solexa, Inc. from 2006 until its sale to Illumina in 2007. Mr. Whitfield received a B.S. in Mathematics from Oxford University and an M.B.A. from Stanford University.
In selecting Mr. Whitfield as a past nominee for election to the Board of Directors, the Board considered, among other things, Mr. Whitfield’s management and governance experience in the biotechnology and genomics industries gained primarily through his involvement in leading the growth and development of Incyte Corporation. The Board of Directors believes that Mr. Whitfield contributes to the Board’s understanding of the risks and opportunities faced by a rapidly growing global business. In addition, Mr. Whitfield’s experience as a management consultant contributes to the Board’s strategic understanding and review of our business opportunities.

Mr. Whitfield also served as a director of Solexa, Inc. at the time we acquired Solexa, and through this position he gained an understanding of the DNA sequencing market and associated product development issues.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our business is managed under the direction of the Board of Directors. Our certificate of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board has determined that a majority of the members of the Board, specifically Mr. Bradbury, Mr. Bowman, Ms. Eastham, Dr. Epstein, Dr. Grint, Dr. Möller, Dr. Rastetter, Dr. Walt, and Mr. Whitfield, are independent directors under the rules of The NASDAQ Global Select Market.
The Board of Directors intends to hold executive sessions of the non-management directors following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. At its meetings during the fiscal year ended December 30, 2012 (“fiscal 2012”), the Board of Directors regularly met in executive sessions of non-employee directors.
The Board of Directors has adopted Corporate Governance Guidelines outlining its duties. These guidelines can be viewed on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The Board of Directors meets regularly to review significant developments affecting the Company and to act on matters requiring Board of Directors’ approval. The Board of Directors held 18 formal meetings during fiscal 2012 and acted three times by written consent. Board members are requested to make attendance at Board and Board committee meetings a priority, to come to meetings prepared, having read any materials provided to the Board of Directors prior to the meeting, and to participate actively in the meetings.
Attendance at Meetings
During fiscal 2012, each director attended, in person or by telephone, at least 75% of the total number of meetings of both the Board of Directors and Board committees on which such director served during the period. Board members are invited to attend our annual meetings of stockholders, but they are not required to do so. We reimburse the travel expenses of any director who travels to attend the annual meetings. Eight members of the Board of Directors attended our 2012 annual meeting of stockholders.
Corporate Governance
The Board of Directors and our management believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. The imperative to continue to develop and implement best practices throughout our corporate governance structure is fundamental to our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity and growth. Sound corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency, and accountability in business activities among employees, management, and the Board of Directors.
We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Corporate Governance Guidelines, Code of Ethics, and charters for each of the committees of the Board of Directors, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. The corporate governance page can be found on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”
Board Leadership Structure
We separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and its day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, reviews the schedules and agendas for Board meetings, and presides over meetings of the full Board. The Board of Directors believes that this leadership structure is best for the Company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with significant involvement and authority vested in an outside independent board member. In addition, the Board of Directors believes that there are advantages to having an independent Chairman for matters such as communications and relations between the Board, the Chief Executive Officer, and other members of senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board, and Chief Executive Officer evaluation processes. Under our Corporate Governance Guidelines, our independent Chairman is responsible for:

•	reviewing the schedules and agendas for Board meetings as determined and prepared by the Chief Executive Officer;

•	participating as an observer on any Board committee on which he or she is not a member, if appropriate;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the Chair of the Compensation Committee; and

•	leading the Board in discussing and conveying to the Chief Executive Officer the results of the Chief Executive Officer’s performance evaluation.

In performing the duties described above, our independent Chairman is expected to consult with the Chairs of the appropriate Board committees and solicit their participation in order to avoid diluting the authority and responsibilities of such Committee Chairs.
Board’s Role in Risk Oversight
Risk Oversight Generally
The Board of Directors is responsible for overseeing our risk management. To assist its oversight function, the Board has delegated many risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for providing advice to the Board with respect to our risk evaluation and mitigation processes, including, in particular, the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business. The Audit Committee also oversees our internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that we face and how these risks are being managed, and the Board receives reports on risk management from our senior officers and outside consultants engaged to provide an enterprise-level review of the risks facing the Company.
Our senior executives provide the Board of Directors and its committees with regular updates about our strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues of concern with management. The Board of Directors and committees call special meetings when necessary to address specific issues or matters that should be addressed before the next regularly scheduled meeting. In addition, our directors have access to our management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the applicable issues attend Board meetings to provide additional insight into items being discussed, including risk exposures. In addition, the Company’s General Counsel and the Company’s Chief Financial Officer report directly to our President and Chief Executive Officer, providing him with visibility to our risk profile. The Board of Directors believes that the work undertaken by the Audit Committee, together with the work of the full Board and the President and Chief Executive Officer, enables the Board to effectively oversee our risk management function.
Compensation Programs
The Compensation Committee, together with senior management, also reviews compensation programs and benefits plans affecting employees generally (in addition to those applicable to our executive officers), and we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.
Committees of the Board of Directors
The Board of Directors has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are currently the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Diagnostics Advisory Committee. In accordance with The NASDAQ Global Select Market listing standards, all of the committees are composed solely of non-employee, independent directors. Charters for each committee are available on our website at www.illumina.com by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” The charter of each committee is also available in print to any stockholder who requests it.

Audit Committee

Members:	A. Blaine Bowman, Chairperson Daniel M. Bradbury Karin Eastham, CPA William H. Rastetter, Ph.D.

Number of Meetings in Fiscal 2012:	8

Purpose and Functions:
To oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors and provide advice with respect to our risk evaluation and mitigation processes.

To monitor and advise the Board on:

•  the integrity of our financial statements and disclosures;
•  the independent auditor’s qualifications and independence;
•  the performance of internal and independent audit functions;
•  the adequacy of our internal controls;
•  our compliance with legal and regulatory requirements; and
•  the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.

Financial Experts:
The Board of Directors has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, the Board of Directors has unanimously determined that all Audit Committee members qualify as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations, or liability on any person so designated.

Compensation Committee

Members:	Roy A. Whitfield, Chairperson Daniel M. Bradbury Paul C. Grint, M.D. William H. Rastetter, Ph.D.

Number of Meetings in Fiscal 2012:	7 (and acted five times by written consent)

Purpose and Functions:
To discharge the responsibilities of the Board of Directors with respect to compensation matters for our executive officers and other employees and consultants.

To report annually to our stockholders on executive compensation matters.

To administer our equity and other compensation plans.

To take or cause to be taken such other actions and address such other matters as the Board of Directors may from time to time authorize the committee to undertake.

The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual compensation objectives.

Mr. Flatley, our President and Chief Executive Officer, has been delegated limited authority to grant, without any further action required by the Compensation Committee, stock options and restricted stock units to any employee who has a title below the rank of “Vice President,” who is not designated as a “Section 16 Officer,” and who does not report directly to him. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. At least annually, Mr. Flatley reports to the Compensation Committee on his exercise of this delegated authority during the preceding 12 months.

Nominating/Corporate Governance Committee

Members:	Karin Eastham, CPA, Chairperson William H. Rastetter, Ph.D. David R. Walt, Ph.D.

Number of Meetings in Fiscal 2012:	5

Purpose and Functions:
To identify individuals qualified to serve as members of the Board of Directors.

To select nominees for election as directors of the Company.

To evaluate the performance of the Board of Directors.

To develop and recommend to the Board of Directors corporate governance guidelines.

To provide oversight with respect to corporate governance and ethical conduct.

Diagnostics Advisory Committee
Members:	Gerald Möller, Ph.D., Chairperson Robert S. Epstein, M.D.

Number of Meetings in Fiscal 2012:	3

Purpose and Functions:
To periodically review and advise the Board of Directors on the strategic direction and objectives of our diagnostics business, including providing understanding, clarification, and validation of the fundamental strategy of the diagnostics business (and its positioning and impact on our overall corporate strategy) in order to enable the Board to make informed business decisions.

The committee is also responsible for identifying and discussing with the Board of Directors significant emerging trends and issues related, or of relevance, to the strategic goals and objectives of our diagnostics business.

Compensation Committee Interlocks and Insider Participation
Our executive compensation program has been administered by the Compensation Committee of our Board of Directors. None of the members of the Compensation Committee has been an officer or employee of ours. None of our current executive officers has ever served as a member of a board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during fiscal 2012.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. This code of ethics is reviewed by the Nominating/Corporate Governance Committee of our Board of Directors on an annual basis and modified as deemed necessary. Our code of ethics is available for download from our website, www.illumina.com, by first clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.” A copy of the Code of Ethics may also be obtained free of charge, from us upon a request directed to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Investor Relations. We will disclose within four business days any substantive changes in or waivers of the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K with the SEC.

DIRECTOR NOMINATIONS
Criteria for Board Membership
The Board of Directors has delegated to the Nominating/Corporate Governance Committee the responsibility for reviewing and recommending to the Board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, in evaluating Board candidates, considers factors such as depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the needs of the Board at the time. The Nominating/Corporate Governance Committee seeks to ensure that at least a majority of directors are independent under the rules of The NASDAQ Global Select Market, that members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of The NASDAQ Global Select Market, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.
The Nominating/Corporate Governance Committee’s objective is to maintain a board of individuals of the highest personal character, integrity, and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. For each of the nominees to the Board, the biographies shown above highlight the experiences and qualifications that were viewed as being among the most important by the Nominating/Corporate Governance Committee in concluding that the nominee should serve as a director of the Company. The Nominating/Corporate Governance Committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
Process for Identifying and Evaluating Nominees
The Nominating/Corporate Governance Committee believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. In addition, from time to time the Board may seek to expand its ranks to bring in new Board members with special skills and/or experience relevant and useful to us at our particular stage of development. Director candidates will be selected based on input from members of our Board of Directors, our senior management, and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee. Candidates meriting serious consideration will meet with all members of the Board of Directors. Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.
Stockholder Nominees
The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for director under the same criteria described above but, based on those criteria, may not necessarily recommend those nominees to the Board of Directors. Any such nominations should be submitted to the Nominating/Corporate Governance Committee, via the attention of our Secretary, and should include the following information:

•
all information relating to such nominee that is required to be disclosed pursuant to the Securities Exchange Act of 1934 (including such person’s written consent to a background check, to being named in the proxy statement as a nominee, and to serving as a director, if elected);

•	the names and addresses of the stockholder(s) making the nomination and the number of shares of our common stock that are owned beneficially and of record by such stockholder(s); and

•
appropriate biographical information and a statement as to the qualification of the nominee, including the specific experience, qualifications, attributes, or skills of the nominee, demonstrating the relevance and usefulness to our company of such experience, qualifications, attributes, and/or skills at our particular stage of development.

Nominations should be submitted in the timeframe described in our bylaws and under the caption “Stockholder Proposals for our 2014 Annual Meeting” below.
From time to time, we have retained and may in the future retain the services of an independent third-party search firm to assist the Nominating/Corporate Governance Committee in identifying and evaluating potential candidates.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
All interested parties who wish to communicate with the Board of Directors or any of the non-management directors may do so by sending a letter to the Corporate Secretary, Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, and should specify the intended recipient or recipients. All such communications will be forwarded to the appropriate director or directors for review, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.
In addition, you may send, in an envelope marked “Confidential,” a written communication to the Chair of the Audit Committee, via the attention of our Corporate Secretary, at Illumina, Inc., 5200 Illumina Way, San Diego, California 92122. All such envelopes will be delivered unopened to the Chair of our Audit Committee.
DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP POLICY
The Board of Directors, acting on the recommendation of the Compensation Committee, has adopted stock ownership guidelines that are applicable to each of our non-employee directors, each of our executive officers who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934, and each of our officers having a title of “Senior Vice President” or above. Under the ownership guidelines each individual subject to the guidelines is expected to own and hold shares of our common stock having an aggregate value at least equal to:

•	with respect to non-employee directors, three times the annual cash retainer paid to non-employee directors for serving as a director, without regard to committee or chairperson assignments; and

•	with respect to executive officers, such executive officer’s base salary.
Under the ownership guidelines, each individual subject to the guidelines is required to achieve compliance with the applicable ownership levels set forth above within three years from the date such individual director or officer first became subject to the guidelines, which is typically from the later of when such individual joined the Company or March 8, 2010 (the effective date of the ownership guidelines).
Unvested shares of restricted stock, unvested restricted stock units (“RSUs”), unvested performance stock units (“PSUs”), and unvested stock options do not count towards satisfaction of the ownership guidelines. Because we do not count such unvested awards, even if such awards are time vesting-only, we believe that our ownership policy is more robust than ownership policies adopted by other companies that may have higher ownership thresholds but count unvested awards if the passage of time is the only vesting requirement.
During such time as a covered officer or director is not in compliance with his or her applicable ownership guidelines, such officer or director:

•
is required to retain an amount equal to 100% of the net shares of common stock received as a result of the vesting of restricted stock or RSUs (“net shares” are those shares that remain after shares are sold or netted to pay withholding taxes); and

•
may not establish a qualified trading plan (i.e., a Rule 10b5-1 trading program) or modify an existing qualified trading plan to increase the number of shares of our common stock to be sold under such plan (under our Insider Trading Policy our directors, executive officers and each of our officers having a title of “Senior Vice President” or above may only sell shares of our common stock pursuant to a qualified trading plan).

DIRECTOR COMPENSATION
Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are our employees, such as Mr. Flatley, receive no separate compensation for their services as directors.
Our director compensation is overseen by the Compensation Committee of our Board of Directors, which makes recommendations to the Board of Directors on the appropriate amount and structure of our programs in light of then-current competitive practice. The Compensation Committee typically receives advice and recommendations from a compensation consultant with respect to its determination on director compensation matters.
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors.
Cash Compensation
Annual Retainer
During fiscal 2012, each of our non-employee directors was eligible to receive an annual cash retainer of $50,000, and the Chairman of the Board was eligible to receive an additional $20,000. In January 2013, the Board of Directors, acting on the recommendation of the Compensation Committee, determined that effective immediately following the 2013 annual meeting of stockholders the Chairman of the Board be eligible to receive an additional $50,000 per year (increased from $20,000). The Board of Directors approved this increase, in part, because the Board determined that effective immediately following the 2013 annual meeting of stockholders the Chairman would be limited to serving on no more than one Board committee of the Chairman’s choosing and as a non-voting, ex officio member of all other Board committees. Other than the foregoing change with respect to the Chairman, the Board of Directors has determined not to make any changes to the amount of the annual retainers for the fiscal year ending on December 29, 2013.
Committee Fees
In addition, during fiscal 2012 each of our non-employee directors serving on one or more Board committees was eligible to receive the applicable fees set forth below.

	Fiscal 2012 Board Committee Fees ($)
	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Diagnostics Advisory Committee
Chairperson	25,000	15,000	12,500	12,500
Member	15,000	10,000	7,000	7,000

The Board of Directors, acting on the recommendation of the Compensation Committee, determined that effective January 1, 2013, the Chairperson and members of the Compensation Committee be eligible to receive $25,000 and $15,000, respectively, per year.

Stock in Lieu of Cash Compensation
Non-employee directors may elect to receive shares of our common stock in lieu of all, but not less than all, cash retainers and Board committee fees (discussed above) otherwise payable by the Company to such director in a given calendar year. Shares issued to an eligible director electing to receive cash compensation in the form of shares will not be subject to vesting or forfeiture restrictions and will be issued on a quarterly basis. The number of shares issued to an eligible director electing to receive shares in lieu of cash will equal the amount of cash compensation otherwise payable by the Company to such director for the immediately preceding calendar quarter, divided by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter). No fractional shares will be issued, and in lieu of fractional shares, the Company will pay to such electing director an amount of cash equal to any such fractional share multiplied by the weighted average closing price of our common stock during the immediately preceding calendar quarter (calculated by reference to each trading day during such quarter).
Equity Compensation
Annual Awards
In connection with our 2012 annual meeting of stockholders, each of our non-employee directors received a stock option grant of 10,800 shares and an award of 1,440 RSUs, in each case granted under our Amended and Restated 2005 Stock and Incentive Plan. Each stock option grant has an exercise price equal to the fair market value of our common stock on the grant date, April 18, 2012, which was the date of our 2012 annual meeting of stockholders. Both the stock options and the RSUs vest on the earlier of (i) the one year anniversary of the grant date of the option or award and (ii) the date immediately preceding the date of the annual meeting of our stockholders for the year following the year of grant of the option or award. In January 2013, the Board of Directors, acting on the recommendation of the Compensation Committee, determined that the stock option equivalent ratio between stock option grants and RSU awards be roughly equal (with each RSU counted as the equivalent of a stock option grant of three shares). Accordingly, for the fiscal year ending on December 29, 2013, each of our non-employee directors will be eligible to receive a stock option grant of 7,600 shares and an award of 2,500 RSUs, which grant or award is to be made automatically on the date of the 2013 annual meeting of stockholders, with a stock option exercise price equal to the fair market value of our common stock on the grant date. Both the stock options and the RSUs will vest on the earlier of (i) the one year anniversary of the grant date of the option or award and (ii) the date immediately preceding the date of the annual meeting of our stockholders for the year following the year of grant of the option or award.
Awards Upon First Joining the Board of Directors
For the fiscal year ending on December 29, 2013, upon first joining the Board of Directors, each non-employee director is eligible to receive a one-time stock option grant of 20,000 shares and an award of 6,700 RSUs, which grant or award is to be made automatically on the date the individual is elected a director, whether by stockholder approval or appointment by the Board, with a stock option exercise price equal to the fair market value of our common stock on the grant date. Both the stock options and the RSUs vest over a four-year period, with 25% of the options vesting on the first anniversary of the grant and the remaining portion vesting monthly over the following 36 months and with 25% of the RSU vesting on each of the first four anniversaries of the grant.
Additional Benefits
Directors who receive RSUs are given the opportunity, at the time they execute award agreements providing for the RSU grant, to elect to receive, at the time the RSU vests, a portion of the award in cash rather than in shares in order to enable the director to satisfy his or her obligation to pay the federal income tax that becomes due at the time of such vesting.
In addition to the cash and equity compensation described above, we reimburse our non-employee directors for their expenses incurred in connection with attending Board and committee meetings. We do not provide directors with additional compensation for attending Board or committee meetings.
Non-Employee Director Compensation
The following table summarizes the total compensation paid by the Company to the non-employee directors for the fiscal 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William H. Rastetter	102,000	64,094	179,804	—	—	—	345,898
A. Blaine Bowman	75,000	64,094	179,804	—	—	—	318,898
Daniel M. Bradbury	75,000	64,094	179,804	—	—	—	318,898
Karin Eastham	77,500	64,094	179,804	—	—	—	321,398
Robert S. Epstein(6)	14,250	204,680	605,839	—	—	—	824,769
Paul Grint	60,000	64,094	179,804	—	—	—	303,898
Gerald Möller	62,500	64,094	179,804	—	—	—	306,398
David R. Walt	57,000	64,094	179,804	—	—	—	300,898
Roy A. Whitfield	65,000	64,094	179,804	—	—	—	308,898

(1)
Jay T. Flatley, our President and Chief Executive Officer, is not included in this table as he is our employee and receives no additional compensation for his service as a director. The compensation received by Mr. Flatley as our employee is shown in the Summary Compensation Table on page 54.

(2)
Includes the following number of shares received in lieu of cash payments: (a) 1,311 shares for Dr. Rastetter, (b) 1,607 shares for Mr. Bradbury, (c) 1,285 shares for Dr. Grint, (d) 1,339 shares for Dr. Möller, (e) 1,222 shares for Dr. Walt, and (f) 1,392 shares for Mr. Whitfield.

(3)
This reflects the grant date fair value of awards granted during fiscal 2012. Assumptions used in the calculation of these amounts are included in note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 15, 2013.

(4)
Each of the directors received an award of 1,440 RSUs on April 18, 2012 (the date of our 2012 annual meeting of stockholders), with a per share value of $44.51 (the closing price of our common stock on NASDAQ on April 18, 2012).

(5)
Each of the then serving directors received a stock option award for 10,800 shares on April 18, 2012 (the date of our 2012 annual meeting of stockholders), with a per share exercise price of $44.51 (the closing price of our common stock on NASDAQ on April 18, 2012).

(6)
Dr. Epstein was appointed to the Board of Directors in November 2012 to fill a newly created position. In connection with his appointment, Dr. Epstein received an award of 4,000 RSUs on November 26, 2012, with a per share value of $51.17 (the closing price of our common stock on NASDAQ on November 26, 2012) and a stock option award for 28,000 shares on November 26, 2012, with a per share exercise price of $51.17 (the closing price of our common stock on NASDAQ on November 26, 2012).

The following table shows the total number of unvested RSUs and total stock options held by each of our non-employee directors as of December 30, 2012:

	Unvested RSUs	Stock Options Outstanding
Name	Outstanding	Vested	Unvested
William H. Rastetter	1,440	146,300	10,800
A. Blaine Bowman	1,440	108,756	10,800
Daniel M. Bradbury	1,440	52,300	10,800
Karin Eastham	1,440	80,300	10,800
Robert S. Epstein	4,000	—	28,000
Paul C. Grint	1,440	100,300	10,800
Gerald Möller	3,440	27,716	21,884
David R. Walt	1,440	146,300	10,800
Roy A. Whitfield	1,440	81,500	10,800

STOCK OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth the number of shares of our common stock beneficially owned by each of our directors and director nominees and each executive officer named in the Summary Compensation Table (the “named executive officers”), and by all of our directors, director nominees, and executive officers as a group.
The information set forth below is as of April 2, 2013, and is based upon information supplied or confirmed by the named individuals. The address of each person named in the table below is c/o Illumina, Inc., 5200 Illumina Way, San Diego, California 92122.

Name of Beneficial Owner	Common Stock Beneficially Owned (Excluding Stock Options)(1)	Stock Options Exercisable Within 60 Days of April 1, 2013(2)	Total Common Stock Beneficially Owned(1)(2)	Percent of Common Stock(3)
Jay T. Flatley(4)	327,921	1,943,750	2,271,671	1.8%
Marc A. Stapley	4,818	38,899	43,717	*
Christian O. Henry	20,317	210,135	230,452	*
Paul L. Bianchi	—	—	—	*
Nicholas J. Naclerio	5,883	184,061	189,944	*
Matthew L. Posard	14,067	72,198	86,265	*
William H. Rastetter	96,967	157,100	254,067	*
A. Blaine Bowman	8,680	119,556	128,236	*
Daniel M. Bradbury	8,650	63,100	71,750	*
Karin Eastham	6,360	91,100	97,460	*
Robert S. Epstein	—	—	—	*
Paul C. Grint	8,365	111,100	119,465	*
Gerald Möller	9,521	42,016	51,537	*
David R. Walt(5)	1,061,948	147,100	1,209,048	*
Roy A. Whitfield	7,272	92,300	99,572	*
All directors, director nominees, and executive officers as a group (20 persons, including those directors and executive officers named above)	1,673,404	4,230,282	5,903,686	4.8%

*	Represents beneficial ownership of less than one percent (1%) of the issued and outstanding shares of common stock.

(1)
Includes shares of stock beneficially owned as of April 2, 2013. Also includes restricted stock units, or RSUs, vesting within 60 days of April 2, 2013. An RSU represents a conditional right to receive one share of our common stock at a specified future date.

(2)	Includes stock options that are exercisable as of April 2, 2013 and stock options that vest, or become exercisable, within 60 days of April 2, 2013.

(3)	Percentage ownership is based on 124,279,487 shares of common shares of common stock outstanding on April 2, 2013.

(4)	Includes 15,000 shares owned by Mr. Flatley’s children.

(5)	Includes 82,960 shares owned by Dr. Walt’s spouse.

The following table sets forth, as of April 2, 2013, the amount of beneficial ownership of each beneficial owner of more than five percent of our common stock:

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock(1)
Baillie Gifford & Co.(2) Calton Square, 1 Greenside Row Edinburgh EH1 3AN Scotland UK	16,570,627	13.3%
Capital Research Global Investors(3) 333 South Hope Street, 55th floor Los Angeles, CA 90071	15,019,319	12.1%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	10,727,404	8.6%
The Growth Fund of America, Inc.(5) 333 South Hope Street Los Angeles, CA 90071	7,246,900	5.8%
Prudential Financial, Inc.(6) 751 Broad Street Newark, NJ 07102	6,829,434	5.5%
Jennison Associates LLC(7) 466 Lexington Avenue New York, NY 10017	6,827,904	5.5%

(1)	Percentage ownership is based on 124,279,487 shares of common shares of common stock outstanding on April 2, 2013.

(2)
This information is based on a Schedule 13G/A filed with the SEC on February 11, 2013. Baillie Gifford & Co. reports that it has sole voting power with respect to 11,601,174 shares and sole dispositive power with respect to 16,570,627 shares.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2013. Capital Research Global Investors reports that it has sole voting and sole dispositive power with respect to 15,019,319 shares.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2013. Morgan Stanley reports that it has sole voting power with respect to 10,568,459 shares and sole dispositive power with respect to 10,727,404 shares. We understand that the shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser and wholly-owned subsidiary of Morgan Stanley.

(5)
This information is based on a Schedule 13G filed with the SEC on February 13, 2013. The Growth Fund of America, Inc. reports that it does not have sole or shared voting or dispositive power with respect to any of the shares. We understand that The Growth Fund of America, Inc. is an investment company and is advised by Capital Research and Management Company. Capital Research and Management Company manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. Accordingly, these shares may also be reflected in the Schedule 13G/A filed with the SEC on February 13, 2013 by Capital Research Global Investors referenced in note (3) above.

(6)
This information is based on a Schedule 13G/A filed with the SEC on February 11, 2013. Prudential Financial, Inc. has sole voting and sole dispositive power over 116,446 shares, shared voting power over 4,156,969 shares, and shared dispositive power over 6,712,970 shares, which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential Financial, Inc. may be deemed to have shared dispositive power over the shares reported on Jennison Associates LLC’s Schedule 13G/A filed with the SEC on February 13, 2013 referenced in note (7) below.

(7)
This information is based on a Schedule 13G/A filed with the SEC on February 13, 2013. Jennison Associates LLC has sole voting power with respect to 4,271,903 shares, and sole dispositive power with respect to 6,827,904 shares. Jennison Associates LLC reports that Prudential Financial, Inc. indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential Financial, Inc. may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison Associates LLC may have with respect to the shares reported by Jennison Associates LLC. Accordingly, these shares may also be reflected in the Schedule 13G/A filed with the SEC on February 11, 2013 by Prudential Financial, Inc. referenced in note (6) above.

EXECUTIVE OFFICERS
The following table sets forth the names, ages, positions, and business experience during the past five years of our executive officers as of April 10, 2013:

Jay T. Flatley, age 60
President & Chief Executive Officer
°	1999 – present: present position
°	Joined Illumina 1999

Paul L. Bianchi, age 51
Senior Vice President, Human Resources
°	2012 – present: present position
°	2009 – 2012: senior vice president, human resources at Risk Management Solutions, Inc.
°	2005 – 2009: principal at Strayer Consulting Group, Inc.
°	Joined Illumina 2012

Christian G. Cabou, age 63
Senior Vice President, General Counsel & Secretary
°	2006 – present: present position
°	2001 – 2006: general counsel for GE Global Research, General Electric Company’s advanced industrial research and development industrial laboratories
°	Joined Illumina 2006

Gregory F. Heath, Ph.D., age 55
Senior Vice President & General Manager, Diagnostics
°	2008 – present: present position
°
2004 – 2008: senior vice president for Roche Molecular Systems, Inc., responsible for its global molecular diagnostics business (2006-2008), global marketing and business development (2005-2006), and global product marketing (2004-2005)

°	Joined Illumina 2008

Christian O. Henry, age 45
Senior Vice President & General Manager, Genomic Solutions
°	2012 – present: present position
°	2010 – 2012: Senior Vice President, Chief Financial Officer & General Manager, Life Sciences
°	2009 – 2010: Senior Vice President, Corporate Development & Chief Financial Officer
°	2006 – 2009: Senior Vice President & Chief Financial Officer
°	Joined Illumina 2005

Mark L. Lewis, age 60
Senior Vice President & General Manager, Molecular Biology and PCR
°	2012 – present: present position
°	2008 – 2012: Senior Vice President, Development
°	2002 – 2008: vice president, special order research products and general manager at BD Biosciences
°	Joined Illumina 2005

Nicholas J. Naclerio, age 52
Senior Vice President, Corporate and Venture Development
°	2010 – present: present position
°	2007 – 2008: executive chairman of True Materials, a privately-held life science company that was acquired by Affymetrix, Inc.
°	2003 – 2005: chief executive officer of ParAllele BioScience, Inc., a privately-held life science company that was acquired by Affymetrix, Inc.
°	Joined Illumina 2010

Tristan B. Orpin, age 47
Senior Vice President & Chief Commercial Officer
°	2010 – present: present position
°	2007 – 2010: Senior Vice President, Commercial Operations
°	2002 – 2007: Vice President of Worldwide Sales
°	Joined Illumina 2002

Matthew L. Posard, age 46
Senior Vice President & General Manager, Translational and Consumer Genomics
°	2012 – present: present position
°	2007 – 2012: Vice President, Global Sales
°	2006 – 2007: Vice President, Marketing
°	Joined Illumina 2006

Mostafa Ronaghi, Ph.D., age 44
Senior Vice President & Chief Technology Officer
°	2008 – present: present position
°	2002 – 2008: principal investigator at Stanford University, where Dr. Ronaghi focused on the development of novel tools for molecular diagnostic applications
°	2007 – 2008: chairman and chief scientific officer for Avantome, Inc., a privately-held sequencing company co-founded by Dr. Ronaghi and acquired by Illumina in 2008
°	Joined Illumina 2008

Marc A. Stapley, age 43
Senior Vice President & Chief Financial Officer
°	2012 – present: present position
°	2009 – 2012: senior vice president, finance at Pfizer, Inc.
°	2007 – 2009: chief financial officer, Americas at Alcatel-Lucent USA, Inc.
°	2006 – 2007: controller, wireless business group at Alcatel-Lucent USA, Inc.
°	Joined Illumina 2012

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of the Board of Directors determines the compensation for our executive officers. The Compensation Committee considers, adopts, reviews, and revises executive officer compensation plans, programs, and guidelines, and reviews and determines all components of each executive officer’s compensation. Compensation programs, and the compensation components, for the President and Chief Executive Officer are, additionally, subject to approval by the Board of Directors. The Compensation Committee also consults with management and Illumina’s employee rewards and benefits group regarding both executive and non-executive employee compensation plans and programs, including administering our equity incentive plans.
This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to Illumina’s “named executive officers,” who are the CEO, CFO, and the three other most highly compensated executive officers in a particular year. For fiscal 2012, our named executive officers are:

•	Jay T. Flatley — President & Chief Executive Officer

•	Marc A. Stapley — Senior Vice President & Chief Financial Officer

•	Christian O. Henry — Senior Vice President & General Manager, Genomic Solutions

•	Paul L. Bianchi — Senior Vice President, Human Resources

•	Nicholas J. Naclerio — Senior Vice President, Corporate & Venture Development

•	Matthew L. Posard — Senior Vice President & General Manager, Translational & Consumer Genomics
Recent “Say-on-Pay” Vote
In April 2012, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. We received favorable consideration, with over 92% of stockholder votes cast approving the proposal, affirming stockholder support for our approach to executive compensation. As a result, the Compensation Committee decided to retain our general approach in the 2013 fiscal year. The Compensation Committee will consider the outcome of the annual say-on-pay votes when making future compensation decisions.
Compensation Philosophy and Objectives
Our executive compensation and benefit programs aim to encourage our executive officers to continually pursue strategic opportunities, while effectively managing our day-to-day operations. Specifically, we have created a compensation package that combines short- and long-term components (cash and equity, respectively) at the levels we believe are most appropriate to motivate and reward our executive officers. The Compensation Committee and our management believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases.
Our executive compensation program is designed to achieve four primary objectives:

•	attract, retain, and reward executives who contribute to our success;

•	provide economic incentives for executives to achieve business objectives by linking executive compensation with our overall performance;

•	strengthen the relationship between executive pay and stockholder value through the use of long-term compensation; and

•	reward individuals for their specific contributions to our success.
Use of Market Data and Benchmarking
We strive to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent.

During fiscal 2012, the Compensation Committee retained Radford, an Aon Hewitt Company, as the Compensation Committee’s advisor reporting directly to the Chairperson. The Compensation Committee maintains sole authority to retain and determine the work to be performed by Radford. During fiscal 2012, the Compensation Committee directed Radford to conduct a comprehensive formal review and analysis of our executive compensation and incentive programs relative to competitive benchmarks. This review consisted of a benchmarking analysis of our executive compensation philosophy and practices against prevailing market practices of identified peer group companies and broader industry trends. The analysis included the review of the total direct compensation (inclusive of salary, cash bonuses, and equity awards) of our executive officers. It was based on an assessment of market trends covering available public information in addition to proprietary data provided by Radford. The peer group was developed considering companies within the industry that have similar business challenges and complexities where we might recruit and lose executive talent.
The Compensation Committee considered a number of factors in defining the peer group, including industry competitors of similar revenue range, net income, growth rates, employee size, and market capitalization range that we believe reflects the market for talent and stockholder investment. Many of the industry competitors are located in our geographical area, which reflects high cost-of-living areas and therefore impacts rate of pay.
The following companies made up the compensation peer group for fiscal 2012:

●	Affymetrix, Inc.	●	Covance Inc.**	●	National Instruments Corporation
●	Alere Inc.	●	Edwards Lifesciences Corporation	●	NuVasive, Inc.**
●	Bio-Rad Laboratories, Inc.**	●	Hologic, Inc.	●	PerkinElmer, Inc.
●	Bruker Corporation	●	IDEXX Laboratories, Inc.	●	QIAGEN N.V.
●	Cepheid**	●	Intuitive Surgical, Inc.	●	ResMed Inc.
●	The Cooper Companies, Inc.	●	Life Technologies Corporation	●	Waters Corporation
**New companies added to the compensation peer group in 2012.
We target our total direct compensation for executive officers at between the 60th and 75th percentile of compensation paid to executives within our compensation peer group, with the largest component of the total direct compensation being delivered through equity-based awards in order to retain our executives and align their interests with those of our stockholders. We may deviate from these general target levels to reflect the executive’s experience, the executive’s sustained performance level, and market factors as deemed appropriate by the Compensation Committee. The Compensation Committee reviews the information prepared by management from the Radford assessment, reviews each component of an executive’s compensation during the current year and prior years, and considers an executive’s contribution to the achievement of our strategic goals and objectives, the executive’s overall compensation, and other factors to determine the appropriate level and mix of compensation. An executive’s compensation is not determined by formula but, instead, in comparison to market and within our company to positions with similar responsibility and impact on operations.
Role of the Compensation Committee
The Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies, and programs. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning, and meets the requirements, of Rule 16b-3 of the Securities Exchange Act of 1934 and the rules of The NASDAQ Global Select Market. The Compensation Committee functions under a written charter, which was adopted by the Board of Directors. The charter is reviewed annually and updated as appropriate. A copy of the charter is available on our website at www.illumina.com by clicking on “Company,” then “Investor Relations,” and then on “Corporate Governance.”
The primary responsibilities of the Compensation Committee are to:

•
recommend to the Board of Directors the amount and form of compensation to be paid to our Chief Executive Officer, taking into account the results of the Board of Director’s annual performance evaluation of the Chief Executive Officer;

•	review and approve the amount and form of compensation to be paid to our other executive officers and senior, non-executive employees;

•	exercise oversight of our compensation practices for all other non-executive employees;

•	administer our equity compensation plans; and

•
review and make initial (in the case of new hires) and periodic (in the case of then-current Company employees) determinations with respect to who is (i) an “executive officer” of the Company with reference to Rule 3b-7 of the Securities Exchange Act of 1934 and (ii) a “Section 16 officer” of the Company with reference to Rule 16a-1(f) of the Securities Exchange Act of 1934.

The Compensation Committee meets as often as it considers necessary to perform its duties and responsibilities. The Compensation Committee held seven meetings during fiscal 2012, and it has held one meeting so far in 2013 to review and finalize compensation elements related to fiscal 2012. The Chairperson works with the Chief Executive Officer and the Senior Vice President of Human Resources to establish the meeting agenda in advance of each meeting. The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, General Counsel, Senior Vice President of Human Resources, our external counsel, and, on occasion, with an independent compensation consultant retained by the Compensation Committee. When appropriate, such as when the Compensation Committee is discussing or evaluating compensation for the Chief Executive Officer, the Compensation Committee meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that the independent compensation consultant and management believe will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested, including benchmark information, historical compensation data, performance metrics and criteria, the Board of Directors’ assessment of our performance against our goals, and the Chief Executive Officer’s assessment of each executive’s performance against pre-determined, individual objectives.

Components and Analysis of Fiscal 2012 Executive Compensation
For fiscal 2012, the principal elements of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Objective	Designed to Reward	Key Features Specific to Executives
Base Salary	To provide a competitive, fixed level of cash compensation for the executive officers	Experience, expertise, knowledge of the industry, duties, scope of responsibility, and sustained (and expected) performance	Adjustments are based on an individual’s current (and expected) future performance, base pay relative to our compensation peer group, and internal equity

Performance-Based Cash Compensation	To encourage and reward executive officers’ contributions in achieving strong financial and operational results by meeting or exceeding established goals	Success in achieving annual results	Annual performance-based cash compensation is based on a formula that includes achievement of corporate revenue and operating income goals and achievement of individual performance goals

Long-Term Equity Compensation	To retain executive officers and to align their interests with those of our stockholders in order to increase overall stockholder value	Success in achieving long-term results
Grants typically consist of both restricted stock units (RSUs) and performance stock units (PSUs)

RSUs vest over a four-year period, with 25% of the RSU vesting on each of the first four anniversaries of the grant date

PSUs vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period time-based vesting RSUs

Given our rapid growth and continued high growth profile, a majority of our executive officers' compensation has been delivered, and is expected to be delivered, through long-term equity awards, with PSUs representing more than 75% of the total value of long-term equity awards (as determined on the grant date)

Base Salary
Base salary is the primary fixed component of our executive compensation program. In general, executive officers with the highest level of responsibility have a lower percentage of their compensation fixed as base salary and a higher percentage of their compensation at risk. Base salary represented a relatively small percentage of total compensation (12% in 2012) for the named executive officers, as set forth under “Compensation Mix” below.

Salary levels are considered as part of our annual executive performance review process, as well as upon promotion or other material change in job responsibility. The Chief Executive Officer makes recommendations to the Compensation Committee for base salary changes for executive officers (excluding himself) based on performance and current pay relative to market practices for executive officers, other than himself. The Compensation Committee reviews these recommendations, makes any adjustments it considers necessary, and then approves the salary changes. The Compensation Committee recommends to the Board of Directors the base salary for our Chief Executive Officer based on performance and his current pay relative to other chief executives in our peer group. The Compensation Committee believes that increases to base salary should reflect the executive’s performance for the preceding year and pay level relative to similar positions in our peer group. Base salary increases also reflect anticipated future contributions of the executive.
Fiscal 2012 Base Salaries
For 2012, the average salary increase for all named executive officers in fiscal 2012 was approximately 12.0%. Each of Messrs. Naclerio and Posard received additional salary adjustments based on competitive benchmarking analyses and, in the case of Mr. Posard, in recognition of his promotion in January 2012 from Vice President, Worldwide Sales to Senior Vice President & General Manager, Translational & Consumer Genomics.

Named Executive Officer	Position	2011 Base Salary ($)	2012 Base Salary ($)	% Increase
Jay T. Flatley	President & Chief Executive Officer	780,000	803,400	3.0%
Marc A, Stapley(1)	Senior Vice President & Chief Financial Officer	—	435,000	—
Christian O. Henry(1)	Senior Vice President & General Manager, Genomic Solutions	430,100	450,000	4.6%
Paul L. Bianchi(2)	Senior Vice President, Human Resources	—	350,000	—
Nicholas J. Naclerio	Senior Vice President, Corporate & Venture Development	339,600	400,800	18.0%
Matthew L. Posard	Senior Vice President & General Manager, Translational & Consumer Genomics	312,200	381,600	22.2%

(1)	Mr. Stapley joined Illumina as its Chief Financial Officer on January 20, 2012, prior to which Mr. Henry served as our Chief Financial Officer.

(2)	Mr. Bianchi joined Illumina as its Senior Vice President, Human Resources on September 5, 2012.
Performance-Based Cash Compensation
In general, annual cash bonuses for our executive officers are paid out under our Executive Variable Compensation Plan, or eVCP. The eVCP is an “at-risk” bonus compensation program designed to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. The eVCP provides guidelines for the calculation of annual non-equity, incentive-based compensation, subject to the Compensation Committee’s oversight and modification. Any executive officer that is hired during the year on or prior to October 1st is eligible to participate in the eVCP for that year. Any bonus received by such executive is prorated based on the amount of time the executive officer served during the plan year.
Target Amounts and Weighted Components
For fiscal 2012, the Compensation Committee established target cash bonus amounts under the eVCP, calculated as a percentage of each executive officer’s base salary. For our President and Chief Executive Officer, Mr. Flatley, the target cash bonus amount as a percentage of his base salary was 100%, which remained unchanged for fiscal 2012 as compared to fiscal 2011. For each of our named executive officers, other than Mr. Flatley, the target cash bonus amount as a percentage of base salary was 55%, which also remained unchanged for fiscal 2012 as compared to fiscal 2011.
Under the eVCP, the target cash bonus amount is divided into three separate components with the following weighting (as a % of the target cash bonus amount):

•	50% based on the achievement of corporate revenue objectives (the “revenue eVCP target”);

•	30% based on the achievement of corporate operating income objectives (the “operating income eVCP target”); and

•
20% based on the achievement of individual performance objectives (the “individual performance eVCP target”); however, if the applicable threshold objective levels are not met for both of the revenue eVCP target and the operating income eVCP target, then the individual performance eVCP component will not be paid.

The Compensation Committee and the Board of Directors approve threshold, target, budget, and maximum levels for each component of the revenue and operating income eVCP targets. Payments of the applicable component of the annual cash bonus amounts are based upon the achievement of such objectives for the year. No payouts are earned for a component if the threshold level is not achieved. Target and budget levels represent a range of our desired level of performance that the Compensation Committee and the Board of Directors believe are both attainable and practical based on a realistic estimate of our future financial performance. Maximum levels are designed to motivate and reward realistically achievable superior performance.
At the beginning of each year, our Chief Executive Officer develops corporate objectives focused primarily on financial performance and other critical corporate goals, such as new product introductions, market penetration, infrastructure investments, and consistency of operating results. The corporate objectives are based on our annual operating plan, which is approved by the Board of Directors at the beginning of each fiscal year. In addition, our Chief Executive Officer, together with each executive eligible to participate in the eVCP, develops a corresponding set of objectives to measure individual performance for the year. The Compensation Committee reviews the corporate and individual objectives for all named executive officers, and both the Compensation Committee and the Board of Directors approve the corporate objectives and the individual objectives for our Chief Executive Officer.
Shortly following completion of the fiscal year, the Compensation Committee and the Board of Directors assess our performance against each of the revenue and operating income eVCP targets, comparing the actual fiscal year results to the pre-determined threshold, target, budget, and maximum levels for each objective, and an overall percentage amount for the corporate financial objectives is calculated. The Compensation Committee (and the Board of Directors with respect to our Chief Executive Officer) also reviews the performance of each named executive officer against such officer’s individual objectives, and an overall percentage amount for the individual performance objectives is calculated. Although the operation of the eVCP is largely formulaic, the Compensation Committee and the Board of Directors can use their discretion when determining the pay for our executive officers and also when assessing the attainment of individual and corporate performance goals.
Revenue eVCP Target
For fiscal 2012, each executive had the potential to earn up to a maximum of 130% of the revenue eVCP target based on the Company’s performance against the following fiscal 2012 revenue objectives (with the bonus amount calculated as a linear ratio for points between the threshold, target, budget, and maximum revenue objective levels):

	Threshold	Target	Budget	Maximum
Revenue Objective ($ in millions)	1,000.0	1,100.0	1,150.0	1,200.0
% of Revenue eVCP Target Paid	50%	100%	110%	130%

Operating Income eVCP Target
For fiscal 2012, each executive had the potential to earn up to a maximum of 130% of the operating income eVCP target based on the Company’s performance against the following fiscal 2012 operating income objectives (with the bonus amount calculated as a linear ratio for points between the threshold, target, budget, and maximum operating income objective levels):

	Threshold	Target	Budget	Maximum
Operating Income Objective ($ in millions)(1)	325.0	360.0	409.0	440.0
% of Operating Income eVCP Target Paid	50%	100%	110%	130%

(1)	Operating income is defined as the income from operations that excludes stock compensation expense, merger related charges, interest and other revenue and income tax expense.

Example Calculation
We have included a hypothetical example to demonstrate the calculation. For example, assume Executive A’s base salary for fiscal 2012 was $400,000 and that Executive A’s target cash bonus amount as a percentage of base salary was set at 55%. Executive’s A’s target bonus amount would be $220,000 (i.e., 55% x $400,000). Assuming that Executive A exceeded or outperformed all of his or her individual performance goals, Executive A’s actual bonus under the threshold, target, budget, and maximum financial objective levels could range from between $132,000 and $272,800 and would be determined as follows:

	Below Threshold ($)	At Threshold ($)	At Target ($)	At Budget ($)	At or Greater than Maximum ($)
Revenue eVCP Target (50% x $220,000 = $110,000)	—	55,000	110,000	121,000	143,000
Operating Income eVCP Target (30% x $220,000 = $66,000)	—	33,000	66,000	72,600	85,800
Individual Performance eVCP Target (20% x $220,000 = $44,000)	—	44,000	44,000	44,000	44,000
Total	—	132,000	220,000	237,600	272,800

Performance-Based Cash Compensation Payments
The Compensation Committee met on January 29, 2013 to review fiscal 2012 corporate and executive goal performance, make determinations for fiscal 2013 performance-based incentive cash compensation awards based on the performance reviews, and establish the fiscal 2013 executive compensation plan.
The following table presents the performance-based cash compensation opportunities as a percentage of base salary and the actual amounts earned by each named executive officer for fiscal 2012:

Named Executive Officer	2012 Target Bonus as a % of Base Salary	Actual Bonus Payout ($)(1)	Actual Bonus Payout as a % of Base Salary(1)
Jay T. Flatley	100%	862,935	107%
Marc A, Stapley(2)	55%	239,585	55%
Christian O. Henry	55%	258,444	57%
Paul L. Bianchi(3)	55%	64,933	19%
Nicholas J. Naclerio	55%	230,170	57%
Matthew L. Posard	55%	217,010	57%

(1)
These bonuses were paid in February 2013 and reflect fiscal 2012 revenue that fell between the target and budget objectives and operating income that fell between the target and budget objectives, in each case established for the fiscal 2011 eVCP. Accordingly, the revenue eVCP component (50% of target bonus) paid out at a level of 109.7% and the operating income eVCP component (30% of target bonus) paid out at a level of 108.5%. The individual performance eVCP component (20% of target bonus) was determined based on achievement of pre-established individual performance objectives.

(2)	Mr. Stapley joined Illumina as its Chief Financial Officer on January 20, 2012, and his eVCP bonus was prorated based on the amount of time he served during fiscal 2012.

(3)	Mr. Bianchi joined Illumina as its Senior Vice President, Human Resources on September 5, 2012, and his eVCP bonus was prorated based on the amount of time he served during fiscal 2012.

Performance-based cash compensation awards made to named executive officers under the eVCP for performance in fiscal 2010 and 2011 are reflected in the column titled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 53. These bonuses were paid in February 2011 and February 2012, respectively.

Long-Term Equity Compensation
The Compensation Committee believes it is appropriate to align the interests of executives with those of stockholders. Accordingly, we award long-term incentives to reward performance and align executives with long-term stockholder interests by providing executives with an ownership stake in the Company, encouraging sustained long-term performance, and providing an important retention element to their compensation program. We believe that one of the most effective ways to accomplish this objective is to provide executive officers with a substantial economic interest in the long-term appreciation of our stock price through equity grants, which in fiscal 2012 were in the form of performance stock units (PSUs) and restricted stock units (RSUs).
Performance Stock Units
During fiscal 2012, the Compensation Committee approved changes to the long-term equity incentive compensation program for our executive officers that placed greater emphasis on performance-based long-term incentives by replacing annual stock option grants with PSUs that vest at the end of a three-year performance period based on the achievement of specified earnings per share targets at the end of the three-year period.
The PSU awards are intended to be an ongoing part of our long-term equity incentive compensation program. It is anticipated that the Compensation Committee will grant new PSU awards each year, based on earnings per share targets (or other appropriate financial metrics) established for a new three-year performance period commencing each year; however, the Compensation Committee is not obligated to grant PSUs or any other equity incentive awards each year.
In keeping with our compensation philosophy to tie executive pay to stockholder value creation, executives realize full value from PSUs only to the extent that we achieve specified earnings per share targets at the end of a three-year period. For instance, the number of shares issued will range from 50% to 150% of the number of shares specified in the PSU agreement based on performance relative to the earnings per share objectives approved by the Compensation Committee. If we fail to achieve the specified earnings per share target at the end of the three-year performance period, then the number of shares issued will range from 50% to 100% of the award amount, depending on the actual earnings per share. If, however, we exceed the specified earnings per share target at the end of the three-year performance period the number of shares issued will range from 100% to 150% of the award amount, depending on the actual earnings per share.
Restricted Stock Units
Since January 1, 2008, long-term equity compensation packages to executives have included grants of time-based vesting RSUs. RSUs granted to executive officers during fiscal 2012 vest over a four year period , with 25% of the RSU vesting on each of the first four anniversaries of the grant. RSUs granted to executive officers in fiscal 2011 and 2010 vest over a four year period with 15% of the RSU vesting on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date. Vesting in all cases is subject to the individual's continued service to us through the vesting date.
Like PSUs, RSUs also provide a long-term incentive for executives to remain with us; however, because RSUs do not have a performance component they provide some amount of value to recipients regardless of our stock price. During 2012, we awarded approximately 75% of our annual equity grants to our named executive officers in the form of PSUs and 25% in the form of RSUs, in each case as measured by the grant date stock equivalent ratio with each RSU counted as the equivalent of three shares of common stock and each PSU counted as the equivalent of two shares of common stock.
Determination of Long-Term Equity Compensation
To determine the value for long-term incentives granted to an executive each year, we consider the following factors:

•	the proportion of long-term incentives relative to base pay;

•	the executive’s impact on Company performance and ability to create value;

•	long-term business objectives;

•	awards made to executives in similar positions within our compensation peer group of companies;

•	the market demand for the executive’s particular skills and experience;

•	the amount granted to other executives in comparable positions at the Company;

•	the executive’s demonstrated performance over the past few years; and

•	the executive’s leadership performance.
In addition, the new hire equity grant made to an executive officer upon first joining the Company is based primarily on competitive conditions applicable to the executive officer’s specific position. The Compensation Committee also considers the number and type of equity awards owned by executive officers in comparable positions, including the executive’s prior position. Subsequent equity grants to executive officers are generally considered and, if appropriate, awarded in connection with their annual performance review each January. Such subsequent grants serve to maintain a competitive position for us relative to new opportunities that may become available to our executive officers and to enhance the retention features of the program.
Fiscal 2012 Long-Term Equity Compensation
The following table presents the long-term equity compensation awarded to each named executive officer based on grant date fair value and as a multiple of base salary for fiscal 2012:

Named Executive Officer	Options (Grant Date Fair Value) ($)	PSUs (Grant Date Fair Value) ($) (1)	RSUs (Grant Date Fair Value) ($) (1)	Total ($)	Multiple of 2012 Base Salary
Jay T. Flatley	—	4,939,619	1,348,588	6,288,207	7.8
Marc A, Stapley	1,837,208	—	889,350	2,726,558	6.3
Christian O. Henry	—	1,409,611	565,947	1,975,558	4.4
Paul L. Bianchi	—	1,976,719	439,285	2,416,004	6.9
Nicholas J. Naclerio	—	2,321,707	768,612	3,090,319	7.7
Matthew L. Posard	—	1,658,369	621,238	2,279,607	6.0

(1)
With the introduction of PSUs in fiscal 2012, which vest only at the end of a three year performance period, the Compensation Committee approved an additional one time grant of RSUs, which vest over two years, to address the gap in vested equity awards executive officers receiving PSUs would have during the first and second years.

Compensation Mix
The following table shows the mix of base salary, cash bonus, and long-term equity compensation for our named executive officers for fiscal 2012:

	Amount ($)	Percent
Base Salary	2,820,800	12%
eVCP Performance-Based Cash Bonus(1)	1,873,077	8%
Long-Term Equity Compensation(2)	18,776,253	80%
Total	23,470,130	100%

(1)	eVCP performance-based cash bonuses were earned during fiscal 2012 and were paid in February 2013.

(2)
Reflects the grant date fair value of awards granted during fiscal 2012. Assumptions used in the calculation of these amounts are included in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 15, 2013.

Potential Payments upon a Termination or Change in Control
Our executive management and other employees have built Illumina into the successful enterprise that it is today. We believe that the interests of stockholders will be best served if the interests of our executive management are aligned with them, and providing change-in-control benefits may eliminate, or at least reduce, the reluctance of executive management to pursue potential change-in-control transactions that may be in the best interests of stockholders. As such, we provide change-in-control severance benefits to our named executive officers. The initial term of all change-in-control severance agreements expired in August 2009, after which the agreements automatically renew annually for additional one year periods unless a notice of non-extension is provided by either party. None of the named executive officers have an employment agreement with us.
For purposes of these benefits, in general, a change in control is deemed to occur in any of the following circumstances:

•	any merger or consolidation in which we are not the surviving entity;

•	the sale of all or substantially all of our assets to any other person or entity;

•	the acquisition of beneficial ownership of a controlling interest in the outstanding shares of our common stock by any person or entity;

•
a contested election of our directors as a result of which or in connection with which the persons who were directors before such election or their nominees cease to constitute a majority of the Board of Directors; or

•	any other event specified by the Board of Directors.
Under the change-in-control severance agreements, the executive would receive benefits if he were terminated within two years following the change in control either:

•
by the Company other than for “cause,” which is defined in each change-in-control severance agreement to include repeated failure or refusal to materially perform his duties that existed immediately prior to the change in control, conviction of a felony or a crime of moral turpitude, or engagement in an act of malfeasance, fraud, or dishonesty that materially damages our business; or

•
by the executive on account of “good reason,” which is defined in each change-in-control severance agreement to include certain reductions in the executive’s annual base salary, bonus, position, title, responsibility, level of authority, or reporting relationships that existed immediately prior to the change in control, or a relocation, without the executive’s written consent, of the executive’s principal place of business by more than 35 miles from the executive’s principal place of business immediately prior to the change in control.

Pursuant to the change-in-control severance agreements, if a covered termination of the executive’s employment occurs in connection with a change in control, then, with the exception of the Chief Executive Officer, the executive is generally entitled to the following benefits:

•
a severance payment equal to one year of the executive’s annual base salary plus the greater of (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year;

•
a lump sum payment of the executive’s earned but unpaid compensation, including any earned but unpaid bonus or other incentive payment from any completed fiscal year, and a pro rata portion of the executive’s annual target bonus or other target incentive amount for the fiscal year in which the termination occurs;

•
payments of the executive’s group health insurance coverage premiums under COBRA law, including coverage for the executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year; however, our obligation to pay such premiums ceases immediately upon the date the executive becomes covered under any other group health plan;

•	continuance of the executive’s indemnification rights and liability insurance for a maximum of one year following termination.

•	continuation of the executive’s perquisites to which the executive was entitled for a period of 12 months or, in the case of Mr. Flatley, 24 months;

•	automatic vesting of the executive’s unvested stock options and equity or equity-based awards; and

•	certain professional outplacement services consistent with the executive’s position for up to two years following termination.
Our Chief Executive Officer is entitled to a severance payment equal to twice the sum of his annual base salary and the greater of his target or most recently paid or payable target bonus or other target incentives and 24 months (instead of 12 months) of continued certain medical and other benefits in addition to the benefits previously described for the other named executive officers.
The change-in-control severance agreements provide that each executive’s total change-in-control payment may be reduced in the event such payment is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and such a reduction would provide a greater after-tax benefit for the executive. Additionally, change-in-control benefits are subject to limitations under IRC Section 280G “golden parachute” provisions. A full analysis of the financial impact of these limitations will be performed based on the facts and circumstances in the event a change in control were to occur.
Based upon a hypothetical change in control date of December 28, 2012, the last trading day of fiscal 2012, the potential payments upon a termination following a change-in-control for our named executive officers would have been as follows:

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Jay T. Flatley	3,532,670	10,752,690	1,611,742	89,148	15,986,250
Marc A. Stapley	914,170	3,859,800	—	64,574	4,838,544
Christian O. Henry	966,932	3,260,982	310,955	64,574	4,603,443
Paul L. Bianchi	607,433	3,136,737	—	64,574	3,808,744
Nicholas J. Naclerio	911,159	4,681,746	763,415	64,574	6,420,894
Matthew L. Posard	815,576	3,187,591	—	59,472	4,062,639

(1)
As described above, under the change-in-control severance agreements, upon a qualifying termination following a change in control, each of the named executive officers would be entitled to (i) a severance payment equal to one year (two years for Mr. Flatley) of the executive’s annual base salary plus the greater of (two times the greater of for Mr. Flatley) (a) the executive’s then-current annual target bonus or other target incentive amount or (b) the annual bonus or other incentive paid or payable to the executive for the most recently completed fiscal year (“Severance Payment”); and (ii) a lump sum payment of the executive’s earned but unpaid compensation and a pro rata portion of the executive’s annual target bonus or other target incentive amount (“Earned Compensation”). Earned Compensation in the table above includes bonus payments for fiscal 2012, which were paid in February 2013. Mr. Flatley would be entitled to receive a Severance Payment equal to $2,469,735 and Earned Compensation equal to $1,062,935; Mr. Stapley would be entitled to receive a Severance Payment equal to $674,585 and Earned Compensation equal to $239,585; Mr. Henry would be entitled to receive a Severance Payment equal to $708,488 and Earned Compensation equal to $258,444; Mr. Bianchi would be entitled to receive a Severance Payment equal to $542,500 and Earned Compensation equal to $64,933; Mr. Naclerio would be entitled to receive a Severance Payment equal to $630,989 and Earned Compensation equal to $280,170; and Mr. Posard would be entitled to receive a Severance Payment equal to $598,566 and Earned Compensation equal to $217,010.

(2)
The value of the stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and $54.75 (the closing price of our common stock on December 28, 2012). The value of the RSUs is based on the number of outstanding shares that would not ordinarily have vested December 28, 2012 multiplied by $54.75 (the closing price of our common stock on December 28, 2012).

(3)
As described below, under the deferred compensation plan upon a separation from service within 24 months of a change in control, each named executive officer will be entitled to his or her retirement benefit or termination benefit in a lump sum payment equal to the unpaid balance of all of his or her accounts. All of the amounts for all of the named executive officers consist of the termination benefits.

(4)
Represents payment of (i) the executive’s group health insurance coverage premiums under COBRA law, including coverage for executive’s eligible dependents enrolled immediately prior to termination, for a maximum period of one year (two years for Mr. Flatley) and (ii) professional outplacement services for up to two years following termination ($20,000 per year for each executive officer).

Deferred Compensation Plan
Illumina’s Deferred Compensation Plan effective December 1, 2007 (the “Deferred Compensation Plan”), provides key employees and directors with an opportunity to defer a portion of their salary, bonus and other specified compensation. The named executive officers participate in the Deferred Compensation Plan. The plan permits us to make discretionary contributions to the Deferred Compensation Plan on behalf of the participants, although we have not exercised such discretion. A participant is always fully vested in accounts under the plan attributable to a participant’s contributions and related earnings on such contributions. Upon a “change in control” (as defined in the plan) a participant will receive his or her “retirement benefit” or “termination benefit” (each as defined in the plan) in a lump sum payment equal to the unpaid balance of all of his or her accounts if a “separation from service” (as defined in the plan) occurs within 24 months following a change of control.
Other Benefits and Perquisites
We do not provide pension arrangements or post-retirement health coverage for our executives or employees, other than the change-in-control severance benefits previously discussed. Otherwise, we provide to our executives medical and other benefits that are generally available to other full-time employees, including dental, vision, and group term life insurance, AD&D premiums, a 401(k) plan, and an Employee Stock Purchase Plan. Our discretionary contributions to the 401(k) plan on behalf of each employee participating in the plan are set at up to 50% of the first 6% of employees’ contributions to the plan, based on our meeting certain financial targets.
All of our named executive officers participated in our 401(k) plan during fiscal 2012 and received matching contributions.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation payable in any tax year to the Chief Executive Officer and the other four most highly compensated executive officers. Section 162(m) stipulates that a publicly held company cannot deduct compensation to its top officers in excess of $1 million. Compensation that is “performance-based” compensation within the meaning of the Internal Revenue Code does not count toward the $1 million limit. We believe that compensation paid under the executive incentive plans is generally fully deductible for federal income tax purposes with the exception of RSUs. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE.

Roy A. Whitfield (Chairperson)
Daniel M. Bradbury
Paul C. Grint, M.D.
William H. Rastetter, Ph.D.

EXECUTIVE COMPENSATION
Summary Compensation Table

			Bonuses ($)(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)
Name and Principal Position	Year	Salary ($)		($)(2)	($)(2)			Total ($)
Jay T. Flatley	2012	802,950	200,000	6,288,207	—	862,935	16,988	8,171,080
President, Chief Executive	2011	779,423	—	1,770,500	6,726,848	650,988	16,388	9,944,147
Officer & Director	2010	749,615	—	907,500	4,007,025	922,500	22,334	6,608,974
Marc A. Stapley(5) Senior Vice President & Chief Financial Officer	2012	403,212	350,000	889,350	1,837,208	239,585	232,121	3,951,476
Christian O. Henry(5)	2012	449,666	—	1,975,558	—	258,444	24,467	2,708,135
Senior Vice President, & General Manager,	2011	429,826	—	416,040	2,400,329	197,457	17,496	3,461,148
Genomic Systems	2010	410,139	—	277,800	1,226,617	277,526	15,709	2,207,791
Paul L. Bianchi(6) Senior Vice President, Human Resources	2012	105,000	—	2,416,004	—	64,933	644	2,586,581
Nicholas J Naclerio(7)	2012	399,637	50,000	3,090,319	—	230,170	8,566	3,778,692
Senior Vice President,	2011	339,344	—	433,375	1,646,567	159,641	10,540	2,589,467
Corporate & Venture Development	2010	—	—	—	—	—	—	—
Matthew L. Posard(8)	2012	379,416	—	2,279,607	—	217,010	10,461	2,886,494
Senior Vice President & General Manager,	2011	—	—	—	—	—	—	—
Translational & Consumer Genomics	2010	—	—	—	—	—	—	—

(1)
Reflects discretionary one-time cash bonuses paid to: (a) Mr. Flatley in recognition of his leadership role and efforts in connection with the successful defense against Roche’s unsolicited attempt to acquire the Company; (b) Mr. Stapley as a hiring bonus; and (c) Mr. Naclerio in recognition of his leadership role in connection with the Company’s acquisition of Verinata Health, Inc.

(2)
This reflects the grant date fair value of awards granted. Assumptions used in the calculation of these amounts are included in note 9 of our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 15, 2013.

(3)
Reflects performance-based bonuses earned during fiscal 2012, fiscal 2010, and fiscal 2010 under Illumina’s Variable Compensation Plan (eVCP), which were paid in February 2013, February 2012, and February 2011, respectively. The eVCP is described in the Compensation Discussion and Analysis, under the caption “Performance-Based Incentive Cash Compensation.”

(4)
These amounts represent Company contributions to 401(k) plans, Company-paid physical exams, compensation paid in lieu of paid time-off, long-term disability premiums, and relocation expenses paid to Mr. Stapley.

(5)	Mr. Stapley joined Illumina as its Chief Financial Officer on January 20, 2012, prior to which Mr. Henry served as our Chief Financial Officer.

(6)	Mr. Bianchi joined Illumina as its Senior Vice President, Human Resources on September 5, 2012.

(7)	Mr. Naclerio became a named executive officer in fiscal 2011; therefore information has been omitted for fiscal 2010.

(8)	Mr. Posard became a named executive officer in fiscal 2012; therefore information has been omitted for fiscal 2011 and 2010.

Grants of Plan-Based Awards Table

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1): Number of Shares			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name		Threshold	Target	Maximum
Jay T. Flatley	March 12, 2012	49,219	98,438	147,657	—	—	—	4,939,619
	March 12, 2012	—	—	—	21,875	—	—	1,097,688
	March 12, 2012	—	—	—	5,000	—	—	250,900
Marc A. Stapley	January 20, 2012	—	—	—	24,500	—	—	889,350
	January 20, 2012	—	—	—	—	136,500	36.30	1,837,208
Christian O. Henry	March 8, 2012	13,946	27,891	41,837	—	—	—	1,409,611
	March 8, 2012	—	—	—	6,198	—	—	313,247
	March 8, 2012	—	—	—	5,000	—	—	252,700
Paul L. Bianchi	September 5, 2012	23,438	46,875	70,303	—	—	—	1,976,719
	September 5, 2012	—	—	—	10,417	—	—	439,285
Nicholas J. Naclerio	March 8, 2012	22,969	45,938	68,907	—	—	—	2,321,707
	March 8, 2012	—	—	—	10,208	—	—	515,912
	March 8, 2012	—	—	—	5,000	—	—	252,700
Matthew L. Posard	March 8, 2012	16,407	32,813	49,220	—	—	—	1,658,369
	March 8, 2012	—	—	—	7,292	—	—	368,538
	March 8, 2012	—	—	—	5,000	—	—	252,700

(1)
Equity incentive plan awards consist of PSUs. PSUs will vest in their entirety on December 28, 2014, based on the achievement of specified earnings per share targets for the fiscal year ending December 28, 2014. All PSU awards were granted from the 2005 Stock and Incentive Plan, except Mr. Bianchi’s awards, which were granted from the New Hire Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.

(2)
Stock awards consist of RSUs. RSUs, depending on the specific grant, either vest 25% per year on each of the first four anniversaries of the grant date or vest 50% per year on each of the first two anniversaries of the grant date. All RSU awards were granted from the 2005 Stock and Incentive Plan, except Mr. Bianchi’s awards, which were granted from the New Hire Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.

(3)
All options vest over a four-year period, with 25% of the options vesting on the first anniversary of the grant date and the remaining options vesting monthly over the following 36 months. All options were granted from the 2005 Stock and Incentive Plan, except Mr. Bianchi’s awards, which were granted from the New Hire Stock and Incentive Plan. Vesting is subject to the individual’s continued service to us through the vesting date.

(4)	The exercise price of stock options awarded is the closing market price of our common stock on The NASDAQ Global Select Market on the date of grant.

(5)
This reflects the grant date fair value of awards granted during fiscal 2012. Assumptions used in the calculation of these amounts are included in note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 15, 2013.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Jay T. Flatley	—	—		—	—	—		—	98,438	5,389,481
	—	—		—	—	48,000	(3)	2,628,000	—	—
	—	—		—	—	21,875	(4)	1,197,656	—	—
	—	—		—	—	5,000	(5)	273,750	—	—
	480,000	—		$10.49	1/30/2016	—		—	—	—
	700,000	—		$20.04	1/25/2017	—		—	—	—
	225,000	—		$33.80	2/1/2018	—		—	—	—
	244,791	5,209	(6)	$27.97	1/29/2019	—		—	—	—
	164,062	60,938	(6)	$36.30	1/28/2020	—		—	—	—
	103,125	121,875	(6)	$70.82	2/1/2021	—		—	—	—
	—	—		—	—	—		—	—	—
Marc A. Stapley	—	—		—	—	24,500	(4)	1,341,375	—	—
	—	136,500	(7)	$36.30	1/20/2022	—		—	—	—
Christian O. Henry	—	—		—	—	—		—	27,891	1,527,032
	—	—		—	—	13,620	(3)	745,695	—	—
	—	—		—	—	6,198	(4)	339,341	—	—
	—	—		—	—	5,000	(5)	273,750	—	—
	167	—		$10.49	1/30/2016	—		—	—	—
	2,135	—		$20.04	1/25/2017	—		—	—	—
	15,000	—		$32.49	1/29/2018	—		—	—	—
	86,796	1,954	(6)	$28.45	1/28/2019	—		—	—	—
	49,218	18,282	(6)	$37.04	1/27/2020	—		—	—	—
	37,583	44,417	(6)	$69.34	1/31/2021	—		—	—	—
Paul L. Bianchi	—	—		—	—	—		—	46,875	2,566,406
	—	—		—	—	10,417	(4)	570,331	—	—
Nicholas J. Naclerio	—	—		—	—	—		—	45,938	2,515,106
	—	—		—	—	5,312	(3)	290,832	—	—
	—	—		—	—	10,208	(4)	558,888	—	—
	—	—		—	—	5,000	(5)	273,750	—	—
	128,333	91,667	(8)	$43.37	6/29/2020	—		—	—	—
	25,780	30,470	(6)	$69.34	1/31/2021	—		—	—	—
Matthew L. Posard	—	—		—	—	—		—	32,813	1,796,512
	—	—		—	—	8,636	(3)	472,821	—	—
	—	—		—	—	7,292	(4)	399,237	—	—
	—	—		—	—	5,000	(5)	273,750	—	—
	8,334	—		$20.04	1/25/2017	—		—	—	—
	5,032	—		$32.49	1/29/2018	—		—	—	—
	16,800	1,050	(6)	$28.45	1/28/2019	—		—	—	—
	15,125	12,290	(6)	$37.04	1/27/2020	—		—	—	—
	16,602	19,623	(6)	$69.34	1/31/2021	—		—	—	—

(1)
Market value of stock awards was determined by multiplying the number of unvested shares by $54.75, which was the closing market price of our common stock on The NASDAQ Global Select Market on December 28, 2012, the last trading day of fiscal 2012.

(2)
These stock awards consist of PSUs. PSUs vest at the end of a three-year performance period and the number of shares issuable will range from 50% to 150% of the share approved in the award based on the Company’s performance relative to specified earnings per share targets at the end of the three-year performance period.

(3)
These stock awards consist of RSUs that vest 15% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date, and 35% on the fourth anniversary of the grant date.

(4)	These stock awards consist of RSUs that vest 25% on each anniversary of the grant date over four years.

(5)	These stock awards consist of RSUs that vest 50% on each anniversary of the grant date over two years.

(6)	These options vest monthly over a four year period from the date of grant.

(7)	25% of these options vest on the first anniversary of the grant, and the remaining options vest monthly over the next 36 months.

(8)	25% of these options vest over 13.5 months from the date of grant, and the remaining options vest monthly over the following 36 months.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay T. Flatley	45,000	1,975,100	26,500	1,363,065
Marc A. Stapley	—	—	—	—
Christian O. Henry	96,500	2,650,530	9,025	461,812
Paul L. Bianchi	—	—	—	—
Nicholas J. Naclerio	—	—	938	48,645
Matthew L. Posard	—	—	5,167	264,582

(1)
Value realized on exercise of option awards is computed by determining the difference between the closing market price of our common stock on The NASDAQ Global Select Market on the dates of exercise and the exercise price per share exercised.

Nonqualified Deferred Compensation for Fiscal 2012

Name	Executive Contributions in Last Fiscal Year ($)(1)	Illumina Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Jay T. Flatley	325,494	—	179,612	25,884	1,611,742
Marc A. Stapley	—	—	—	—	—
Christian O. Henry	—	—	46,796	332,379	310,955
Paul L. Bianchi	—	—	—	—	—
Nicholas J. Naclerio	357,056	—	72,029	—	763,415
Matthew L. Posard	—	—	—	—	—

(1)	Amounts included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.

(3)	The Company made no contributions towards the deferred compensation plan for the participants in fiscal 2012 or prior years.
AUDIT COMMITTEE REPORT
The following report of the Audit Committee, the report of the Compensation Committee under “Compensation Committee Report,” along with statements in this proxy statement regarding the Audit Committee’s charter, are not considered “soliciting material” and are not considered to be “filed” with the SEC as part of this proxy statement. Any current or future cross-references to this proxy statement in filings with the SEC under either the Securities Act of 1933 or the Securities Exchange Act of 1934 will not include such reports or statements, except to the extent that we specifically incorporate it by reference in such filing.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and provides advice with respect to our risk evaluation and mitigation processes. In fulfilling its oversight role, the Audit Committee monitors and advises the Board of Directors on:

•	the integrity of our consolidated financial statements and related schedule and disclosures;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal and independent audit functions;

•	the adequacy of our internal controls;

•	our compliance with legal and regulatory requirements; and

•	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in our business.
The Audit Committee meets with the independent registered public accounting firm, internal auditor, and our outside counsel, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
The Audit Committee, in its oversight role, has reviewed and discussed the consolidated financial statements and related schedule with management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and related schedule and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.
During the course of fiscal 2012, management completed the documentation, testing, and evaluation of our system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 filed with the SEC, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and related schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation for the fiscal year ending December 29, 2013.

The Audit Committee has reviewed and discussed the consolidated audited financial statements with management, discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards), has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting and Oversight Board (communication with Audit Committees Concerning Independence), and has had discussions with the independent registered public accounting firm regarding their independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE

A. Blaine Bowman (Chairperson)
Daniel M. Bradbury
Karin Eastham
William H. Rastetter, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Ernst & Young LLP
During the fiscal years ended December 30, 2012 and January 1, 2012, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Year Ended
	December 30, 2012	January 1, 2012
Audit Fees	$1,599,254	$1,560,806
Audit-Related Fees	1,995	1,995
Tax Fees	3,519	50,000
Total	$1,604,768	$1,612,801
Audit fees consist of amounts for professional services rendered in connection with the integrated audit of our consolidated financial statements and related schedule and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and statutory audits required internationally. For the fiscal years ended December 30, 2012 and January 1, 2012, audit-related fees were primarily incurred for accounting consultations. Tax fees for the fiscal years ended December 30, 2012 and January 1, 2012 related to services rendered for the preparation of foreign tax filings. For the fiscal years ended December 30, 2012 and January 1, 2012, Ernst & Young LLP did not perform any professional services other than as stated under the captions Audit Fees, Audit-Related Fees, and Tax Fees.
Pre-Approval Policies and Procedures
The Audit Committee, as required by the Securities Exchange Act of 1934, requires advance approval of all audit services and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The services listed as Audit Fees, Audit-Related Fees, and Tax Fees in the table above were pre-approved by our Audit Committee in accordance with this policy.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We entered into a license agreement with Tufts University in 1998 in connection with the license of patents filed by Dr. David Walt, one of our directors. Dr. Walt is the Robinson Professor of Chemistry at Tufts University. Under that agreement, we pay royalties to Tufts University upon the commercial sale of products based on the licensed technology. Tufts University pays a portion of the royalties received from us to Dr. Walt, the amount of which is controlled solely by Tufts University. During fiscal 2012, the portion of royalties received from us that Tufts University shared with Dr. Walt was approximately $705,000.

All future transactions between us and our officers, directors, principal stockholders, and affiliates will be subject to approval by a majority of the independent and disinterested members of our Board of Directors, and will be on terms determined by such members of the Board of Directors to be no less favorable to us than could be obtained from unaffiliated third parties.
We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we have agreed to indemnify these persons to the fullest extent permitted by law in connection with certain claims that may arise generally relating to their acting in their capacities as our directors or executive officers.
OTHER MATTERS
As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the meeting, it is the intention of the proxy agent named in the enclosed form of proxy to vote the shares represented as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of, and transactions related to, our common stock and related derivative securities. Based solely upon our review of copies of Section 16(a) reports, which we received from such persons for their transactions during fiscal 2012, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by these individuals, except that one Form 4 was not filed timely for each of Mr. Bianchi, Dr. Epstein, Mr. Lewis, and Mr. Posard.
STOCKHOLDER PROPOSALS FOR OUR 2014 ANNUAL MEETING
Stockholder proposals that are intended to be presented at our 2014 annual meeting of stockholders must be received at our principal executive offices no later than December 10, 2013, in order to be included in the proxy statement and form of proxy relating to that meeting, and must meet all other requirements as specified in our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the proxy solicited by the Board of Directors for the 2014 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than February 29, 2014.
HOUSEHOLDING
Our 2012 Annual Report on Form 10-K, including our audited financial statements for fiscal 2012, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, in certain circumstances only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, we will deliver promptly a separate copy of the annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder who sends a written or oral request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary. If your household is receiving multiple copies of our annual reports, proxy statements, or Notices of Internet Availability of Proxy Materials and you wish to request delivery of a single copy, you may send a written request to Illumina, Inc., 5200 Illumina Way, San Diego, California 92122, Attention: Corporate Secretary.
WHERE YOU CAN FIND MORE INFORMATION
We maintain an Internet site at www.illumina.com. We use our website as a channel of distribution of material company information. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS OF ILLUMINA, INC.
Dated: April 10, 2013

Exhibit A

ILLUMINA, INC.
2005 STOCK AND INCENTIVE PLAN
(as Amended and Restated Effective May 29, 2013)
1.Purposes of the Plan. The purposes of this 2005 Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers, and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Awards (including Stock Grants, Stock Units and Stock Appreciation Rights) and Cash Awards may also be granted under the Plan.
2.Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b)
“Applicable Laws” means the requirements relating to the administration of stock option and restricted stock plans, the grant of options and the issuance of shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)	“Award” means an Option, a Stock Award or a Cash Award granted in accordance with the terms of the Plan.

(d)
“Award Agreement” means a Stock Award Agreement, Cash Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)
“Cash Award” means a bonus opportunity awarded under Section 15 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i)	“Common Stock” means the common stock of the Company.

(j)	“Company” means Illumina, Inc., a Delaware corporation.

(k)	“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)	“Corporate Transaction” means any of the following, unless the Administrator provides otherwise:

(i)
any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii)	the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary),

(iii)
the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

(iv)
a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

(v)	any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(m)	“Director” means a member of the Board.

(n)	“Disability” means total and permanent disability as defined in Section 21 (e)(3) of the Code.

(o)	“Effective Date” means the date on which the Company's stockholders approve the Plan.

(p)
“Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not be deemed to cease Employee status by reason of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)
if the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)
if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s)
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and as designated in the applicable Option Agreement.

(t)	“Inside Director” means a Director who is an Employee.

(u)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and/or as designated in the applicable Option Agreement.

(v)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(w)	“Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)	“Option” means a stock option granted pursuant to the Plan.

(y)
“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z)	“Optioned Shares” means the Shares subject to an Option.

(aa)	“Optionee” means the holder of an outstanding Option granted under the Plan.

(ab)	“Outside Director” means a Director who is not an Employee.

(ac)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or any successor provision.

(ad)	“Participant” means any holder of one or more Options, Stock Awards or Cash Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

(ae)	“Plan” means this 2005 Stock and Incentive Plan.

(af)	“Predecessor Plan” means the Illumina, Inc. 2000 Stock Plan, as amended.

(ag)
“Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Parent, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders' equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company's or any business unit's strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria as may be determined by the Administrator. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company's financial statements.

(ah)
“Rule 16b-3” means Rule 16b-3 of the Exchange Act, as the same may be amended from time to time, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ai)
“Service Provider” means (i) an individual rendering services to the Company or any Parent or Subsidiary of the Company in the capacity of an Employee or Consultant or (ii) an individual serving as a Director.

(aj)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 hereof.

(ak)	“Stock Appreciation Right” means a right to receive cash and/or Shares based on a change in the Fair Market Value of a specific number of Shares granted under Section 14.

(al)	“Stock Award” means a Stock Grant, a Stock Unit or a Stock Appreciation Right granted under Sections 13 or 14 below or other similar awards granted under the Plan (including phantom stock rights).

(am)
“Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(an)	“Stock Grant” means the award of a certain number of Shares granted under Section 13 below.

(ao)
“Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise explicitly provided for by the Administrator.

(ap)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(aq)
“Withholding Taxes” means the federal, state and local income and employment withholding taxes, or any other taxes required to be withheld, to which the holder of an Award may be subject in connection with the grant, exercise, or vesting of an Award or the issuance or transfer of Shares issued or issuable pursuant to an Award.

3.Stock Subject to the Plan.

(a)
Subject to the provisions of Section 17 hereof, the maximum aggregate number of Shares that may be issued and sold under the Plan is ~~23,084,716~~28,084,716 Shares. This maximum number of Shares reserved and available for issuance under the Plan consists of Shares reserved for issuance under the Predecessor Plan that as of May 2, 2005 were either (i) available for grant pursuant to awards that may be made under the Predecessor Plan or (ii) subject to outstanding options granted under the Predecessor Plan which Shares might be returned to the Predecessor Plan but such Shares shall become available for issuance hereunder only if and to the extent the options granted under the Predecessor Plan to which they are subject terminate or expire or become unexercisable for any reason without having been exercised in full.

~~(b)~~
~~An annual increase in the number of Shares reserved for issuance hereunder shall automatically occur on the first day of each fiscal year of the Company, beginning with fiscal year 2006 and ending with fiscal year 2010, equal to the lesser of (i) 1,200,000 Shares (subject to adjustment under Section 17), (ii) 5% of the outstanding Shares as of the last day of the immediately preceding fiscal year or (iii) a number of Shares determined by the Board. The Shares may be authorized, but unissued, or reacquired Shares, including Shares repurchased by the Company on the open market.~~

(b)
If an outstanding Award expires or terminates for any reason prior to exercise in full, or without the Shares subject thereto having been issued in full, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price or otherwise forfeited to the Company in connection with termination of a Participant's status as a Service Provider, such Shares shall become available for future grant under the Plan. Should the exercise or purchase price of an Award under the Plan be paid with Shares (including by withholding Shares from the Award) or should Shares otherwise issuable under the Plan be withheld by the Company in satisfaction of the Withholding Taxes incurred in connection with the exercise, purchase or issuance of Shares under an Award, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares issued in connection with the Award, and not by the net number of Shares issued to the holder of such Award.

4.Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)
Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)
Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which committee shall be constituted to satisfy Applicable Laws or (C) subject to the Applicable Laws, one or more officers of the Company to whom the Board or Committee has delegated the power to grant Awards to persons eligible to receive Awards under the Plan provided such grantees may not be officers or Directors.

(b)
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(A)to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) of the Plan;
(B)to select the Service Providers to whom Awards may be granted hereunder;

(C)to determine the number of Shares or amount of cash to be covered by each Award granted hereunder;
(D)to approve forms of Award Agreements for use under the Plan;
(E)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include, but are not limited to, the exercise price and/or purchase price (if applicable), the time or times when Awards may be exercised (which may be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
(F)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(G)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(H)to modify or amend each Award (subject to Section 19 hereof), including the discretionary authority to extend the post-termination exercisability or purchase period of Awards longer than is originally provided for in the Award Agreement;
(I)to allow Participants to satisfy Withholding Tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of Withholding Tax is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(J)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(K)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)
Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options, Stock Awards, Cash Awards or Shares issued under the Plan.

5.Eligibility. Nonstatutory Stock Options and Stock Awards may be granted to Service Providers. Incentive Stock Options and Cash Awards may be granted only to Employees.

6.Limitations.

(a)
Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding designation as an Incentive Stock Option, no installment under such an Option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Shares (determined at the date of grant) for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Shares or other securities for which such Option or any other Incentive Stock Options granted to Optionee prior to the date of grant (whether under the Plan or any other plan of the Company or any Parent or Subsidiary of the Company) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, the Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.

(b)
Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

(c)	The following limitations shall apply to grants of Options and Stock Awards:

(i)	No Service Provider shall be granted, in any fiscal year of the Company, Awards covering more than 1,000,000 Shares, subject to adjustment as provided in Section 17 below.

(ii)
However, in connection with his or her commencement of Service Provider status, an individual may be granted Awards covering up to an additional 2,000,000 Shares during the fiscal year in which such commencement occurs, which shall not count against the limit set forth in subsection (i) above and subject to adjustment as provided in Section 17 below.

7.Term of Plan. The Plan shall become effective on the Effective Date. Unless the Plan is terminated earlier pursuant to Section 19 hereof, the Plan shall terminate upon the earliest to occur of (a) June 28, ~~2015~~2016, (b) the date on which all Shares available for issuance under the Plan shall have been issued as fully vested Shares or (c) the termination of all outstanding Awards in connection with a dissolution or liquidation pursuant to Section 17(b) hereof or a Corporate Transaction pursuant to Section 17(c) hereof. Should the Plan terminate on June 28, ~~2015~~2016, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the applicable Award Agreement.
8.Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
9.Option Exercise Price and Consideration.

(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions (including any vesting conditions) that must be satisfied before the Option may be exercised.

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)
other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender (if it is required to eliminate or reduce accounting charges incurred by the Company in connection with the Option, or such other period (if any) required to so eliminate or reduce such charges), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)
consideration received through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Withholding

Taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale;

(v)
a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

(vi)	any combination of the foregoing methods of payment; or

(vii)	such other consideration and method of payment for the issuance of Optioned Shares as determined by the Administrator and to the extent permitted by Applicable Laws.

(d)
No Option Repricings. Other than in connection with a change in the Company's capitalization (as described in Section 17(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

10.Exercise of Option.

(a)	Procedure for Exercise; Rights as a Stockholder.

(i)
Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(ii)
An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised and (C) satisfaction of any Withholding Taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 hereof.

(iii)
Exercising an Option in any manner shall decrease the number of Optioned Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)
Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement); provided, however, that, unless otherwise provided by the Administrator in the Option Agreement, any Officer or Outside Director (as of the date of termination) may exercise his or her Option for a period of twelve (12) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period determined pursuant to this Section 10(b), exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

(c)
Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period determined pursuant to this Section 10(c), exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

(d)
Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following Optionee's death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's designated beneficiary, provided such beneficiary has been designated prior to Optionee's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee's estate or by the person(s) to whom the Option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period determined pursuant to this Section 10(d), exercised for the Optioned Shares in which Optionee is vested at the time of such termination of Service Provider status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.
11.Awards to Outside Directors. Outside Directors shall automatically be granted Options and/or Stock Units as determined by the Board in accordance with the following provisions:

(a)
The number of Shares subject to each Option or Stock Unit granted pursuant to this Section 11, or the formula pursuant to which such number shall be determined, the date of grant, and the vesting, expiration, and other terms applicable to such Option or Stock Unit shall be specified from time to time by the Board, subject to the terms of this Plan.

(b)	All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided in this Section 11, shall be subject to the other terms and conditions of the Plan.

(c)
Each individual who becomes an Outside Director after the Effective Date shall automatically be granted an Option to purchase, and/or a Stock Unit with respect to, such number of Shares, as determined from time to time by the Board (the “First Award”), on the date such individual is elected as a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Award.

(d)
On each annual stockholder meeting commencing with the Effective Date, each Outside Director who continues to serve in such capacity immediately after such annual stockholder meeting shall automatically be granted an Option to purchase, and/or a Stock Unit with respect to, such number of Shares, as determined from time to time by the Board (a “Subsequent Award”); provided that the Outside Director has served on the Board for at least six calendar months prior to the date of such annual stockholder meeting.

(e)	The terms of a First Award or a Subsequent Award granted pursuant to this Section shall be as follows:

(i)	The term of the Option shall be ten (10) years measured from the date of grant.

(ii)
The Option shall be exercisable only during the time that the Outside Director remains a Director and, with respect to Optioned Shares vested on the last day of service as a Director, for the twelve (12) month period following the date of the Optionee's cessation of service as a Director, provided, however, that the Option cannot be exercised after the expiration of the term of the Option. If, at the time of Optionee's cessation of service as a Director, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period determined pursuant to this Section 11(d)(ii), exercised for the Optioned Shares in which the Optionee is vested at the time of his or her cessation of Director status, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

(iii)	The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iv)
If an Outside Director dies or ceases to serve as a Director as a result of the Outside Director's Disability while holding any outstanding Option under this Section 11, then that Option may be exercised within twelve (12) months following such Outside Director's death or termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death or termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Outside Director or the Outside Director's designated beneficiary, provided such beneficiary has been designated, prior to the death of the Outside Director, in a form acceptable to the Administrator. If no such beneficiary has been designated by the Outside Director, then such Option may be exercised by the personal representative of such Outside Director's estate or by the person(s) to whom the Option is transferred pursuant to such Outside Director's will or in accordance with the laws of descent and distribution. If, at the time of death or termination as a result of Disability, the Outside Director is not vested as to such Outside Director's entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period determined pursuant to this Section 11(d)(vi), exercised for the Optioned Shares in which the Outside Director is vested at the time of death or termination as a result of Disability, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.

(v)
In the event of a Corporate Transaction, all Options and Stock Units granted pursuant to this Section 11 shall be subject to the terms and conditions of Section 17(c); provided that in the event that the successor corporation does not assume or substitute each First Award and Subsequent Award, the Optionee shall fully vest in each Award and shall have the right to exercise the Option as to all of the Optioned Shares, including Shares as to which it would not otherwise be vested or exercisable.

(f)
The Board shall have sole and exclusive authority to establish, maintain, amend, suspend, and terminate any program by which Outside Directors are automatically granted Nonstatutory Stock Options pursuant to this Section 11.

12.Limited Transferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however that Nonstatutory Stock Options may be transferred by instrument to an inter vivos or testamentary trust in which the Nonstatutory Stock Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee's death.
13.Stock Grants and Stock Unit Awards. Each Stock Award Agreement reflecting the issuance of a Stock Grant or Stock Unit shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)
Consideration. A Stock Grant or Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or a Subsidiary for its benefit.

(b)
Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant and a Stock Unit award may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c)
Termination of Participant's Relationship as a Service Provider. In the event a Participant's relationship as a Service Provider terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d)
Transferability. Except as determined by the Board, no rights to acquire Shares under a Stock Grant or a Stock Unit shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

14.Stock Appreciation Rights.

(a)
General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

(b)
Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(c)
Transferability. Except as determined by the Board, no Stock Appreciation Rights shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

15.Cash Awards. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a)
Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions (including, without limitation, the effect that a termination as a Service Provider shall have on any Cash Award) in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Participant shall not exceed U.S. $1,000,000.

(b)
Performance Criteria. The Administrator shall establish the Qualifying Performance Criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c)
Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify and Applicable Laws, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. Cash Awards shall be structured to comply with the “short-term deferral” rules of Section 409A of the Code.

16.Section 162(m) Compliance. Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) or Cash Award that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable or payable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162 (m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m) and may in its discretion reduce the number of Shares granted or amount of cash or other property to which a Participant may otherwise have been entitled with respect to an Award designed to qualify as performance-based compensation under Section 162(m).
17.Adjustments Upon Changes in Capitalization, Dissolution or Corporate Transaction.

(a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, (ii) the number of Shares that may be added annually to the Plan pursuant to Section 3(b) hereof, (iii) the number of Shares subject to each First Award and Subsequent Award under Section 11 hereof, (iv) the maximum numbers of Shares that may be granted under Awards to any Service Provider within any fiscal year as set forth in Section 6(c) and (v) the number of Shares as well as the price per Share subject to each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may (but need not) provide for a Participant to have the right to exercise his or her Option or Stock Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Stock Award would not otherwise be exercisable. In addition, the Administrator may (but need not) provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option or issued under a Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Corporate Transaction.

(i)
In the event of a Corporate Transaction, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Corporate Transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash payment to the Participant. For the purposes of this paragraph, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share or amount of cash covered by the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share covered by the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction.

(ii)
Each Option or Stock Award which is assumed pursuant to this Section 17(c) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option or Stock Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (A) the exercise or purchase price payable per share under each outstanding Option or Stock Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same, (B) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (C) the maximum number and/or class of securities for which any one person may be granted Options or Stock Awards under the Plan per year, (D) the maximum number and/or class of securities by which the share reserve is to increase automatically each year and (E) the number and/or class of securities subject to the Options granted under Section 11.

(iii)
Notwithstanding the foregoing, as may be determined by the Administrator, any such adjustment shall not (i) cause an Award which is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (ii) cause an Award subject to Section 409A of the Code not to comply with the requirements of Section 409A of the Code.

18.Date of Grant. The date of grant of a First Award or Subsequent Award shall be the date on which it was automatically granted pursuant to Section 11 hereof. The date of grant of any other Award shall be, for all purposes, the date on which the Administrator grants such Award. Notice of the grant shall be provided to each Participant within a reasonable time after the date of such grant.
19.Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. However, the Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under any grant theretofore made, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. In addition, unless approved by the stockholders of the Company, no amendment shall be made that would result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by a Participant and re-granting to the Participant a new Option with a lower exercise price, in either case other than in connection with a change in the Company's capitalization pursuant to Section 17(a) of the Plan.
20.Conditions Upon Issuance of Shares.

(a)
Awards shall not be granted and Shares shall not be issued pursuant to the exercise of an Award unless the grant of the Award, the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction (including under Section 20), which authority is deemed by the Company's counsel to be necessary to the lawful grant of Awards and issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant such Awards or issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
23.Stockholder Approval. If required by Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted or after any amendment requiring stockholder approval is made. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

ILLUMINA, INC. 5200 ILLUMINA WAY SAN DIEGO, CA 92122 ATTN: REBECCA CHAMBERS
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:50 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ILMN2013
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:50 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BALLACK INK AS FOLLOWS:				M57688-P34086	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY
ILLUMINA, INC.	For ALL	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors with Terms Expiring in 2016	☐	☐	☐
Nominees:
01) Gerald Möller, Ph.D.
02) David R. Walt, Ph.D.
Election of Director with Term Expiring in 2014
Nominee:
03) Robert S. Epstein, M.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2013					☐	☐	☐
3. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement					☐	☐	☐

4. To approve an amendment to the Illumina, Inc. 2005 Stock and Incentive Plan to increase the number of shares available for issuance by 5,000,000 shares and to extend the termination date of the plan until June 28, 2016
					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

M57689-P34086

ILLUMINA, INC.
Annual Meeting of Stockholders
May 29, 2013 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jay T. Flatley and Marc A. Stapley as proxies, and each of them with power to act without the other and with power of substitutions, and hereby authorizes them to represent and to vote as designated herein, all of the shares of common stock of ILLUMINA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/ILMN2013 at 10:00 AM Pacific Time on Wednesday, May 29, 2013, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side